UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.
C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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APA CORPORATION
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# 2023

# Notice of Annual Meeting of Shareholders and Proxy Statement

May 23, 2023

APA Corporation

OUR PURPOSE

The world faces a dual challenge: To meet growing demand for energy and to do so in a cleaner, more sustainable way. We believe society can accomplish both, and we strive to meet those challenges while creating value for all our stakeholders.

OUR VISION	To contribute to human progress by responsibly helping meet the world’s oil and gas needs.

OUR CORE VALUES

Safety: We never compromise on safety.

Integrity: We conduct our business with respect, honesty, and dignity.

People: We recognize people are the foundation that drive our success.

Stewardship: We have an unwavering commitment to responsible operations.

Ingenuity: We set aggressive goals, question the status quo, and seek top performance through continuous improvement.

Message from Our Non-Executive Chair of the Board

Dear Fellow Shareholders,

In September 2022, I was elected by the Board to serve as non-executive chair of APA Corporation. I am honored to work with the rest of the Board, the management team, and the APA stakeholder community as we help meet the world’s increasing energy needs in a cleaner, more sustainable way. As many of you are aware, I was elected to this role following the retirement of John Lowe, who held the position for the previous seven years. I would like to thank John for his partnership – he has been a wise and consistent voice on our Board for nearly a decade, and we will sincerely miss his contributions.

As your Board, we seek to build sustainable value for shareholders by executing a transparent, focused strategy. We prioritize prudent risk management, good corporate governance, strong realized pay-for-performance alignment in our executive compensation programs, and an intentional approach to environmental, social and governance (ESG) leadership and engagement. We would like to highlight several areas of particular significance for the Board this past year:

Business & Strategy. In 2022, we delivered on a wide range of commitments to maintain a disciplined financial approach and leverage our diversified portfolio. Despite declining oil prices in the second half of the year, APA has continued to enjoy a robust free cash flow profile provided by our unhedged exposure to a globally diversified product price mix. One of our top financial priorities has been returns to our shareholders, and over the past year, we returned over 60%, or roughly $1.6 billion, of free cash flow via stock buybacks and dividends. We also doubled our annual dividend to $1.00 per share starting in the fourth quarter of 2022, and we strengthened our balance sheet by reducing our upstream debt by $1.4 billion. Additionally, we are proud to highlight our achievements across our capital investment plan and portfolio over the past year, which include the following:

●	A return to a stable activity set in the U.S. that is expected to deliver sustainable, modest production growth

●	Safe delivery of maintenance turnarounds at the Forties Field and Beryl Field in the North Sea

●	Progress on our efforts in Egypt, including reaching a 17-rig activity level and delivery of revised well connection expectations in the second half of the year

●

Advancement of our exploration and appraisal program in Suriname, with the first oil discovery in Block 53 at the Baja exploration well and, for Block 58, a successful flow test of the Krabdagu discovery well and a second appraisal well and successful flow test at Sapakara South

●	Streamlining of portfolio assets, including the sale of a Delaware Basin mineral package and the spinoff of Altus Midstream

Looking ahead, we plan to continue exploration and appraisal activities in Suriname with a goal of advancing towards a development project in Block 58, and our financial priorities have not changed: returning 60% or more of free cash flow to shareholders through stock buybacks and dividends, as well as continued debt reduction.

Engaging with Shareholders. Direct feedback from our shareholders through ongoing engagement is a critical input to our corporate governance, executive compensation, and ESG practices. Our efforts ensure that we remain focused on the issues of greatest importance to our shareholders while we work to provide the world with affordable, reliable, and abundant sources of energy. I was pleased to have the opportunity to meet and speak directly with many of our investors, while our management team engaged with many more. In the Fall of 2022, we reached out to shareholders representing approximately 59.1% of our outstanding shares and 47.5% either engaged with us or told us no meeting was necessary.

In light of our recent 69.4% positive Say-on-Pay outcome, our discussions over the past year included soliciting feedback from investors on the reasoning behind their votes. Some of the specific areas where we requested feedback included the variety of metrics used in our incentive plans, our level of disclosure for performance goals, our process for setting long-term incentive targets, and our peer group. While the Board has been proud of our compensation program’s ability to create strong realized pay-for-performance alignment and a clear connection to our strategic objectives, we look forward to incorporating our investors’ feedback into future iterations of our program design and disclosure. For additional details, please see the Compensation Discussion and Analysis section of the proxy statement.

Board Refreshment. We are committed to ensuring APA has a diverse, highly engaged, and skilled Board to provide valuable strategic guidance to our management team, and our recent additions and promotions reflect this commitment. In February 2022, we welcomed two new Board members – Lt. Gen. Charles Hooper (Ret.) and Dave Stover. General Hooper brings extensive global affairs and cybersecurity experience, and Dave Stover brings crucial international energy and transformation expertise, with each of them complementing the skills and backgrounds of our full Board. Over the past year, they have become trusted and integral members of our Board.

2023 Proxy Statement	i

The Board also thinks about refreshment from the perspective of its leadership roles. In addition to my own election to the role of non-executive chair in September 2022, Juliet Ellis was appointed chair of the Management Development and Compensation Committee following the retirement of the former committee chair, William Montgomery. Following this transition, all of our three Board committees are now chaired by diverse Board members.

Environmental Stewardship. We concentrate our sustainability efforts on three primary pillars that help focus our resources and direct our efforts toward activities where APA and its subsidiaries can deliver the most positive and relevant impact. These pillars—Air, Water, and Communities + People—are the foundation for our ESG strategy and initiatives. To ensure we remain accountable, the Board, alongside the ESG Management Committee, takes an active role in overseeing our ESG strategy and driving performance by establishing appropriately challenging goals and linking compensation to progress on achievement. After laying a strong foundation for oversight, accountability, and disclosure in recent years, we have made significant progress toward many components of our environmental strategy, including:

●

Publishing our 2022 Sustainability Report with an updated Task Force on Climate-related Financial Disclosures (TCFD) analysis using the International Energy Agency’s World Energy Outlook and committing to publish new greenhouse gas intensity targets in 2023

●

Eliminating routine flaring in our U.S. onshore operations in 2021, and subsequently achieving our compensation-linked ESG goal to reduce upstream flaring across Egypt operations by 40% in 2022 – both were achieved ahead of schedule

●	Setting an aggressive, long-term target in 2022 to eliminate 1 million tons of carbon dioxide equivalent (CO2e) annually from our operations through projects and efficiencies by year-end 2024

●

Sourcing 86% of the total water utilized for production operations since 2017 from recycled or non-fresh sources, and achieving our 2021 goal to reduce U.S. total operational water usage to comprise less than 20% fresh water

●	Becoming the first in our peer group to link an emissions goal to our long-term incentive compensation program

Our People, Health and Safety, and Community Engagement. Supporting progress within the communities where we operate, as well as within our own workforce, are critical components of our ESG strategy. Over the past year, we have continued to seek new ways to support our local communities, such as by continuing our support of primary school education for girls in Egypt through our Springboard program and helping underserved communities access reliable energy.

Within our workforce, diversity and inclusion (D&I) remains a top priority for APA, and we are focused on creating an environment where everyone feels a sense of belonging and is empowered to thrive and grow. To advance our commitment to diversity and inclusion, we have taken a proactive approach, which has included efforts such as expanding employee resource groups and building an important partnership with the Posse Foundation to support underserved communities. As part of our pledge to D&I, we previously collaborated with a respected D&I consultant and implemented a comprehensive strategy to identify areas of improvement, establish goals, and introduce new initiatives to drive our progress going forward. Related to this, we published our EEO-1 data for 2021 after hearing that many of our investors value this disclosure, and we started incorporating D&I goals into our annual incentive compensation program to reinforce building diversity across our organization as well as our suppliers. In 2022, we successfully met our annual incentive compensation D&I goal of establishing a supplier diversity program and began reporting our Tier 1 spend by category ahead of schedule.

As part of our ongoing commitment to our people, we are proud to highlight two key areas where we have made significant progress and will continue to focus our efforts over the coming year. These include:

●

Health and safety. In 2022, we saw significant improvements across several key safety and environmental metrics, with the year-end Total Recordable Incident Rate (TRIR) 34% below target and the Severe Incident and Fatality (SIF) Rate 63% below target. All global leading and lagging targets were achieved.

●

Future of work. In 2022, we began to implement a workplace strategy across our global footprint that enhances employee collaboration and development, optimizes productivity, enriches employees’ connection to our culture, and supports wellbeing.

On behalf of the entire Board, I would like to thank you for your continued investment in APA Corporation at this important time in our ESG journey. We are proud of the work that we have accomplished and look forward to building on this momentum in the coming years.

Sincerely,

H. Lamar McKay Non-Executive Chair of the Board

ii	APA Corporation

Notice of Annual Meeting of Shareholders of APA Corporation

When	Virtual-Only Meeting	Record Date

Tuesday, May 23, 2023 10:00 a.m. Central	Register in advance by visiting: www.proxydocs.com/APA	March 24, 2023

Items of Business

The 2023 annual meeting of shareholders of APA Corporation, a Delaware corporation (the Company), will be held as specified above, in a virtual-only format, for the following purposes:

Proposal		Board Voting Recommendation

1–10	Election of the ten directors named in the attached proxy statement to serve until the Company’s annual meeting in 2024	✓ FOR each nominee

11	Ratification of appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2023	✓ FOR

12	Advisory vote to approve the compensation of the Company’s named executive officers (NEOs)	✓ FOR

13	Advisory vote on the frequency of the advisory vote to approve NEO compensation	✓ ONE YEAR

14	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of officers	✓ FOR

Shareholders will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Voting and Virtual Attendance

Holders of record of the Company’s common stock as of the close of business on the record date set forth above are entitled to notice of, and to vote at, the annual meeting.

The Company’s annual meeting of shareholders will be held in a virtual-only format. Shareholders will not be able to attend the meeting in person. For details on attending the annual meeting virtually, please refer to the section titled How to Register for and Access the Virtual Meeting located near the end of this proxy statement.

Your vote is very important. Whether or not you plan to attend the annual meeting virtually, we encourage you to vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled How to Vote near the end of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors,

Rajesh Sharma

Corporate Secretary

APA Corporation

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056

April 11, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 23, 2023:

This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available free of charge at: www.proxydocs.com/APA

2023 Proxy Statement	iii

Proxy Statement

This proxy statement contains information about the 2023 annual meeting of shareholders of APA Corporation and, along with any enclosed proxy card, is being made available to you by the Company’s Board of Directors (the Board) starting on or about April 11, 2023.

Index of Frequently Requested Information:

2022 Annual Incentive Scorecard	29
Board and Committee Evaluations	4
Board Diversity	9
Board Risk Oversight	5
Clawback Policy	33
Climate Change Risk Oversight	6
Compensation Discussion and Analysis	21
Director Compensation Table	50
Insider Trading Policy	10
Peer Group - 2022 Compensation	27
Peer Group - 2022 TSR Performance	31
Pledging and Hedging Policies	10
Stock Ownership Requirements for Directors	49
Stock Ownership Requirements for Officers	32
Summary Compensation Table	35

References to APA, the Company, our, we, and us mean APA Corporation and its consolidated subsidiaries, unless the context indicates otherwise.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

2023 Proxy Statement	1

ABOUT APA CORPORATION

GLOBAL PORTFOLIO	FOCUSED ON SUSTAINABILITY	STRONG CORPORATE GOVERNANCE

	AIR	Experienced and Diverse Board Members
	WATER	Comprehensive Oversight and Management of Risks
	COMMUNITIES + PEOPLE	Extensive Stakeholder Engagement Program

The Company’s subsidiaries have exploration and production (E&P) operations in the United States, Egypt’s Western Desert, and the United Kingdom’s North Sea and exploration operations offshore Suriname and the Dominican Republic.

Since 1954, our team has been unified by our values, our culture, and our commitment to building shareholder value, with a shared sense of purpose that empowers every employee to make decisions and achieve the Company’s goals. Our global team is brought together by a sense of ownership and the knowledge that the best answers win. We aim to be a community partner in our areas of operation, focused on protecting the safety and health of our employees, our communities, and the environment, while continuously looking for more sustainable ways to operate.

Our strategy is to focus on creating sustainable free cash flow by continuing to prioritize long-term returns over growth, strengthening our balance sheet through debt reduction, advancing our large-scale opportunity in Suriname, leveraging our updated production sharing contract terms in Egypt, and continuing our efforts to differentiate the Company through our environmental, social, and governance (ESG) programs and strategy.

In 2021, Apache Corporation transitioned to a holding company structure. As a result, APA Corporation was formed and became the parent company publicly traded on the Nasdaq Stock Market (Nasdaq).

PURPOSE OF THE ANNUAL MEETING

At the Company’s annual meeting, shareholders will vote on the following matters:

Proposal		Board Voting Recommendation

1–10	Election of the ten directors named in this proxy statement	✓ FOR each nominee

11	Ratification of appointment of Ernst & Young LLP (EY) as the Company’s independent auditor	✓ FOR

12	Advisory vote to approve the compensation of the Company’s NEOs	✓ FOR

13	Advisory vote on the frequency of the advisory vote to approve NEO compensation	✓ ONE YEAR

14	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of officers (the Charter Amendment)	✓ FOR

Any other business that properly comes before the meeting may also be transacted. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

For complete information on who can vote, how to vote, and the votes needed for approval of the above items, please see the Other Information section near the end of this proxy statement.

Your vote is very important. Please vote your shares in advance by the specified deadline, even if you plan to attend the annual meeting virtually.

Internet	Telephone	Mail	Annual Meeting
Follow the instructions on the proxy card or other voting materials you received.	Call the number provided on the voting materials and follow the prompts to vote.	Complete and return the proxy card included with the materials sent to you.	Vote during the virtual annual meeting as described in this proxy statement.

2	APA Corporation

CORPORATE GOVERNANCE

Standing Committees and Meetings of the Board

The standing committees of the Board include the Audit Committee, the Corporate Responsibility, Governance, and Nominating (CRG&N) Committee, and the Management Development and Compensation (MD&C) Committee, each as reflected in the table below. Actions taken by these committees are reported to the Board at the next Board meeting.

During 2022, each of the Company’s continuing directors attended all of the regularly scheduled meetings of the Board held during the period for which the director was a Board member and at least 75% of the regularly scheduled committee meetings for the committees of which he or she was then a member. While the Company does not have a policy regarding Board members’ attendance at our annual meeting of shareholders, all then-current directors attended last year’s annual meeting. The members of the Board and each committee and the number of meetings held by the Board (including both regular and special meetings) and each committee during 2022 are set forth in the following table.

Directors During 2022	Board	Audit(1)	CRG&N	MD&C

Annell R. Bay	●		Chair	●

John J. Christmann IV, CEO and President	●

Juliet S. Ellis	●		●	Chair(2)

Charles W. Hooper(3)	●		●	●

Chansoo Joung	●	Chair	●

John E. Lowe(4)	●

H. Lamar McKay, Non-Executive Chair(5)	Chair		●	●

William C. Montgomery(6)	●			●

Amy H. Nelson	●	●	●

Daniel W. Rabun	●	●	●

Peter A. Ragauss	●	●

David L. Stover(7)	●			●

Number of Meetings in 2022	7	8	6	5

(1)

The Board has determined that all members of the Audit Committee qualify as financial experts, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended, and each is considered “financially sophisticated” and independent under Nasdaq rules.

(2)	Ms. Ellis was appointed chair of the MD&C Committee effective May 13, 2022, after the retirement of Mr. Montgomery, the former chair of the committee.

(3)	Lt. Gen. Hooper joined the Board on February 2, 2022, and was appointed to the CRG&N and MD&C Committees effective February 3, 2022.

(4)	Mr. Lowe retired from the Board effective September 1, 2022.

(5)	Mr. McKay was appointed Non-Executive Chair of the Board effective September 1, 2022, and was a member of the CRG&N and MD&C Committees until December 13, 2022.

(6)	Mr. Montgomery did not stand for re-election at the 2022 annual meeting of shareholders and retired from the Board effective May 12, 2022.

(7)	Mr. Stover joined the Board on February 21, 2022, and was appointed to the MD&C Committee effective May 13, 2022.

Committee Responsibilities

Audit Committee

●

Assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s consolidated financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting

●	Reviews the Company’s compliance with legal and regulatory requirements

2023 Proxy Statement	3

●	Reviews the independent auditor’s qualifications, independence, and performance, including having sole authority for appointment, compensation, oversight, evaluation, and termination

●	Reviews the performance of the Company’s internal audit function

●	Issues the report of the Audit Committee required by the rules of the Securities and Exchange Commission (SEC), as included in this proxy statement

●	Reviews with management the guidelines and policies governing the process by which both management and the relevant departments of the Company assess and manage the Company’s exposure to risk

●	Oversees the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures

CRG&N Committee

●	Recommends to the Board the slate of director nominees submitted to the shareholders for election at each annual meeting and proposes qualified candidates to fill vacancies on the Board

●

Considers director nominee recommendations from executive officers of the Company, independent members of the Board, and shareholders of the Company, as well as recommendations from other interested parties

●	Retains an outside search firm to assist it in finding director candidates, when appropriate

●	Develops corporate governance principles for the Company

●	Reviews related-party transactions

●	Oversees the evaluation of the Board

●	Reviews the Company’s strategies regarding sustainability and other ESG-related matters

MD&C Committee

●	Reviews the Company’s management resources and structure, including CEO and management succession planning

●	Administers the Company’s compensation programs and retirement, stock purchase, and similar plans

●	Ensures appropriate practices are in place to support the development and retention of employees

Committee Charters and Governance Documents

You can access electronic copies of the charters of the Audit Committee, the CRG&N Committee, and the MD&C Committee, along with our Governance Principles and Code of Business Conduct and Ethics, which meets the requirements of a code of ethics under applicable SEC regulations and Nasdaq standards, on our website at www.apacorp.com. You may also request printed copies of any of these documents by writing to APA’s Corporate Secretary at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.

Board and Committee Evaluations

Our Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the independent non-executive chair of the Board oversees the director evaluation process to ensure that the full Board and each committee assess their performance and solicit feedback for areas of improvement. For the full Board, our non-executive chair interviews each Board member individually to solicit feedback on a wide-range of performance-related matters.

In turn, the chair of the CRG&N Committee interviews each Board member to solicit feedback on the non-executive chair’s performance. Each committee also conducts a thorough annual self-evaluation in the committee’s executive session. These evaluations are then shared with the full Board during the Board’s executive session.

In the first quarter of 2023, the Board also engaged the National Association of Corporate Directors (NACD), which administered an independent board evaluation through individual interviews with each director and an online survey completed by each director. After discussion with the independent non-executive chair and the chair of the CRG&N Committee, NACD issued a report to the full Board.

4	APA Corporation

Board Risk Oversight

The full Board oversees the Company’s risk management and business strategy, including from both a short-term and long-term perspective, while Company management is responsible for the day-to-day management of risk and implementation of that strategy. To assist it in this oversight role, the Board’s committees are primarily responsible for matters relating to the risks inherent in the committees’ respective areas of oversight, with each committee regularly reporting and making recommendations to the full Board. As discussed in detail below, the Board also retains direct oversight of key strategic risks, such as ESG, climate change, and cybersecurity. The Board believes that this structure and division of responsibility is the most effective way to monitor and control risk.

The Board is also responsible for promoting a culture of prudent risk management for the Company, setting the example for management and all employees to follow. Through regular interaction with and reporting from management, including with the head of the Company’s internal audit, risk, and compliance functions, along with ongoing communication with the independent auditor, the Board and its committees take an active role in risk oversight for the Company. This risk oversight framework utilized by the Company is designed to enable careful and efficient identification and management of our enterprise risks, with the Board regularly reviewing this framework and related activities to ensure their ongoing effectiveness.

Board Risk Oversight Framework

Board of Directors

● Oversees the Company’s risk management and business strategy

● Receives regular updates and recommendations from Board committees about their respective risk oversight activities

● Invites external experts and advisors to present on current and future risks and trends that could impact the Company, our industry, or the broader business or geopolitical landscape

● Reviews additional risks not specifically within the purview of any particular committee and risks of a more strategic nature, including operational risks and risks relating to environment, health, safety, and security

● Holds regularly scheduled executive sessions of the independent directors as often as they deem appropriate, but in any event at least twice each year, providing an additional avenue through which the Board monitors the Company’s risk exposure and policies regarding risk management

Audit Committee	Corporate Responsibility, Governance, and Nominating Committee	Management Development and Compensation Committee

● Reviews with management the guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk

● Discusses with management, and, if appropriate, the independent auditor, the Company’s major financial risk exposures

● Reviews the steps management has taken to monitor and control such exposures

● Reviews ESG risks, trends, issues, and concerns, both domestic and international, that affect or could affect the Company’s business activities, performance, and reputation

● Reviews and approves related-party transactions for potential conflicts of interest

● Reviews the policy governing political contributions and lobbying expenditures and approves contributions using Company funds

● Develops and recommends to the Board corporate governance principles and a code of conduct and ethics

● Develops and monitors the executive compensation program to ensure it does not encourage excessive risk-taking

● Reviews the Company’s human capital programs, policies, and procedures

● Reviews executive compensation, incentive compensation, and succession management development plans

● Ensures appropriate practices are in place to develop and retain the talent necessary to achieve the Company’s business goals and objectives

2023 Proxy Statement	5

Company Management	Internal Audit

● Provides day-to-day management of risk and implementation of strategy

● Tasked with, among other things, ensuring sound policies, procedures, and practices are in place to address corporate-wide management of risks, including financial and operational risks

● Updates the Board on emerging risks and opportunities

● Functionally reports directly to the Audit Committee, providing regular reports to the committee and meeting with committee members, with and without management present

● Provides independent, objective assurance and consulting activity designed to add value and improve operations and reviews the adequacy and effectiveness of risk management, control, and governance systems

For discussion of risk considerations in our compensation programs, please also see Risk Considerations in Compensation Programs included in the Compensation Discussion and Analysis section of this proxy statement.

Cybersecurity Risk Oversight

Cybersecurity risk is an area of significant focus for our entire Board, particularly as more and more of our operations rely on digital technologies. Cyberattacks use increasingly sophisticated methods and could pose serious risks to the Company’s revenue, reputation, data integrity, and ability to operate in a safe and environmentally responsible way. To mitigate this risk, the Company has adopted an information security program, which uses sophisticated technology and processes to help reduce the threats posed by malicious online actors, with our Information Technology Security team monitoring, identifying, preventing, and responding to potential cyberattacks that threaten the Company.

To help ensure the ongoing strength and effectiveness of the Company’s efforts and because of the risks posed to all areas of our operations, cybersecurity is overseen at the Board level. The Board has determined that retaining direct oversight responsibility for this risk allows the broadest possible viewpoints to be brought to bear on this issue. Our Board members are therefore able to review and analyze this risk from both the perspective of the matters managed by the committees of which they are a member and from a comprehensive, Company-wide perspective.

Our management team provides at least annual updates to each of the Audit Committee and the full Board regarding this program, as well as trends in cyberattack activities and other developments impacting our digital security. External cybersecurity experts are also invited to speak to the Board, and management provides regular cybersecurity training and updates to Company personnel. Additionally, given Lt. Gen. Hooper’s previous work experience in positions relevant to information security, the Board benefits from his perspectives and skills when reviewing and managing the Company’s exposure to cybersecurity risk.

The Company has had no indication of a material cybersecurity breach within the past three years that would have had a material impact on our business or results of operations.

ESG and Climate Change Risk Oversight

Our Board and senior management are directly engaged in assessing and managing climate change-related risks and opportunities. These matters, similar to the cybersecurity risk discussed above, are of such a strategic nature that the Board retains direct oversight responsibility, with each committee providing additional oversight unique to their areas of focus. The Audit Committee reviews the Company’s risk management process, which includes management of climate change-related business, legal, and regulatory risks. The CRG&N Committee oversees management of and performance on ESG issues, including the content of the Company’s annual Sustainability Report. The MD&C Committee has also taken steps that link ESG performance to compensation for all employees.

In addition to the work of these committees, the full Board receives regular updates on climate change-related topics, including risk management, greenhouse gas (GHG) emissions management, third-party ESG ratings, and overall ESG performance. The Board also regularly invites outside experts on ESG issues to provide ongoing education and differing perspectives. Additionally, the Company’s management team conducts scenario analyses, incorporating both short-term views—generally with a 5-year horizon—and long-term views—utilizing internal and external analyses, averaged out over multiple decades. These analyses are utilized when making investment and development plans, including assessing potential climate-related risks and opportunities, which the Board reviews.

The Company commits considerable time, energy, and capital to reduce its impact on the environment and to manage the evolving opportunities and risks associated with climate change. The Board and Company management engage every level of the organization and all functional areas of the business through a “wellhead-to-boardroom” approach, which aligns the Company’s collective interests and incentivizes top performance and accountability.

For information on the Board’s role in human capital management, please see the description of the MD&C Committee above and the Management Succession Planning and Leadership Development section below.

6	APA Corporation

Board Leadership Structure

Current Board Leadership Structure

H. Lamar McKay Non-Executive Chair of the Board	John J. Christmann IV Chief Executive Officer and President

Focuses on Board and corporate governance	Focuses on management leadership and corporate strategy

Separate Roles for Board Chair and CEO

The Board does not have a formal policy regarding whether the position of chair may be filled by the Company’s Chief Executive Officer and President (CEO and President). Instead, the Board has adopted a flexible leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time. The Board believes the current structure enhances corporate governance and allows each of our non-executive chair and our CEO and President to remain focused on their distinct roles, which, for the non-executive chair, primarily involves Board and corporate governance and, for the CEO and President, primarily involves day-to-day management leadership and implementation of our corporate strategy. The Board regularly reviews all aspects of its governance profile, including the Board leadership structure, and will make changes as appropriate.

Role of the Non-Executive Chair

Consistent with good governance practices, since 2015, the Board has annually elected an independent director to serve as non-executive chair. Pursuant to the Company’s Governance Principles, the non-executive chair is an independent director who is elected from time to time, but not less than annually, by the affirmative vote of a majority of the independent directors. The non-executive chair:

●	discusses management’s proposed meeting agendas with the other independent directors and reviews the approved meeting agendas with our CEO and President

●	leads the discussion with our CEO and President following the independent directors’ executive sessions

●	ensures that the Board’s individual, group, and committee self-assessments are completed annually

●	leads periodic discussions with other Board members and management concerning the Board’s information needs

●	is available for discussions with major shareholders

●	fulfills the other roles and responsibilities of the non-executive chair included in the Company’s Governance Principles

Board Nomination Process and Refreshment

We are committed to ensuring APA has a diverse, highly engaged, and skilled Board to provide valuable strategic guidance to our management team. This commitment includes extensive evaluation criteria for election and re-election of Board members, guidelines ensuring our Board members can dedicate sufficient time to the needs of the Board, and a focus on refreshment of the Board to continue to bring in new perspectives, skills, and experiences.

Evaluation Criteria for Board Members

The CRG&N Committee considers the following criteria in recommending new nominees or the re-election of directors to the Company’s Board and its committees:

●

Expertise and perspective needed to govern the business and strengthen and support senior management, including, for example, strong financial expertise, knowledge of international operations, knowledge of the petroleum or related industries, or unique insights into ESG-related matters

●	Sound business judgment and a sufficiently broad perspective to make meaningful contributions

●	Interest and enthusiasm in the Company and a commitment to become involved in its future

●	Time and energy to meet Board commitments

●	Ability to constructively participate in discussions and quickly understand and evaluate complex and diverse issues

2023 Proxy Statement	7

●	Dedication to the highest ethical standards

●	Dedication to the highest health, safety, and environmental standards

●	Supportive of management, but independent, objective, and willing to question and challenge both openly and in private

●	Awareness of the dynamics of change and a willingness to anticipate and explore opportunities

All decisions to recommend the nomination of a new nominee for election to the Board or for the re-election of a director are within the sole discretion of the CRG&N Committee. The above criteria and guidelines, together with the section of the Company’s Governance Principles entitled “Qualifications of Board Members,” constitute the policy of the CRG&N Committee regarding the recommendation of new nominees or the re-election of directors to the Board or its committees.

Overboarding Maximums

As reflected in the evaluation criteria above, our Board recognizes the importance of our directors’ ability to commit significant time and energy to fulfill their responsibilities to the Company. Given the commitment needed for service on a public company’s board, a director’s service on too many other public company boards may cause the director to be “overboarded.”

Therefore, our Governance Principles state that a director who also serves as the CEO of the Company or any other public company should not serve on more than one other board of a public company, in addition to the Company’s Board, and all other directors should not serve on more than three other boards of a public company, in addition to the Company’s Board.

	CEO Director	Other Directors
Maximum Other Public Company Boards (excluding service on our Board)	1	3
	✓ All of our directors comply with our overboarding maximums.

The CRG&N Committee oversees compliance with this overboarding principle and takes public company board service into account when evaluating director nominees for election or re-election. As of the date of this proxy statement, none of our directors exceeds our overboarding maximums.

Board Refreshment

The search process for new directors is an extensive and time intensive process involving our CRG&N Committee and the full Board. The CRG&N Committee also has the sole authority to retain any external search firms and advisors, when appropriate, to assist in the search for or evaluation of candidates, including the authority to approve fees and any other terms of retention. The Board’s commitment to spending the time and energy necessary to identify, recruit, and retain talented directors is a critical component of the Board’s responsibilities to our stakeholders.

Over the past four years, we have added four new directors to the Board and four directors have retired from the Board, significantly reducing the average tenure of our members. Our newest directors bring a variety of skills and perspectives to the Board, including through financial, executive, analytical, cybersecurity, ESG, and international experience. These fresh perspectives continue to help the Board fulfil its commitment to its oversight role and prudently managing the Company’s risks and strategies. The Board will continue to evaluate its membership and committee assignments, in furtherance of the Company’s core value to seek top performance through continuous improvement.

8	APA Corporation

Shareholder Recommendations and Nominations

Shareholders interested in making a recommendation to the CRG&N Committee for consideration of a director nominee may contact the Company’s Corporate Secretary at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400. Shareholder recommendations are then forwarded to the CRG&N Committee for consideration. Additionally, shareholders may review the requirements under the section entitled Future Shareholder Proposals and Director Nominations for the requirements and deadlines to include a director nomination in next year’s proxy statement or for presentation directly at next year’s meeting, in accordance with the Company’s bylaws.

Director Independence

During the first two months of 2023, the Board evaluated all business and charitable relationships between the Company and the Company’s non-employee directors (all directors other than Mr. Christmann) and all other relevant facts and circumstances. As a result of this evaluation, the Board determined, as required by the Company’s Governance Principles, that each non-employee director is an independent director as defined by the standards for director independence established by applicable laws, rules, and listing standards, including, without limitation, the standards for independent directors established by Nasdaq and the SEC.

	Audit	CRG&N	MD&C

Fully Independent Committees	✓	✓	✓

The Company’s Governance Principles require that the independent directors meet in executive session at least twice each year; in 2022, they met four times in executive session. These executive sessions are chaired by our independent, non-executive chair.

Board Diversity

Company policy precludes directors and employees from discriminating against any protected group. As such, all director candidates are evaluated, and the decision of whether or not to nominate a particular candidate is made, based solely on Company- and work-related factors. The Company’s approach to Board diversity complements this policy, as we believe that Board diversity in all its aspects is essential to our business. Our criteria for Board selection, summarized above, operates as our diversity policy.

The Board is committed to recruiting and appointing a diverse and broadly inclusive membership. Five of our ten director nominees self-identify as diverse, based on gender or ethnicity.

Nasdaq’s Board Diversity Requirements

Nasdaq listing rules require companies to have, or explain why they do not have, two diverse directors on the board, including at least one female director and at least one director who identifies as either a racial or ethnic minority or a member of the LGBTQ+ community. The Company’s Board exceeds this Nasdaq diversity requirement.

	Nasdaq Requirement	Our Board
Number of Diverse Directors	2	5
	✓ Our Board Exceeds Nasdaq’s Director Diversity Requirement

2023 Proxy Statement	9

Board Diversity Matrix

Nasdaq-listed companies are required to publicly disclose board-level statistics using a standardized board diversity matrix in the form of the table below. The information in the table is based on voluntary, self-reported information from the Company’s directors. The categories included in the table, other than “Additional Diversity Characteristics,” have the meanings set forth in Nasdaq Rule 5605(f). Diversity characteristics not applicable to our Board have been excluded from the table.

Board Diversity Matrix

	(as of April 11, 2023)		(as of April 1, 2022)

Total Number of Directors	10		12

Part I: Gender Identity	Female	Male	Female	Male

Directors	3	7	3	9

Part II: Demographic Background

African American or Black	—	1	—	1

Asian	—	1	—	1

White	3	5	3	7

Additional Diversity Characteristics

Military Veteran	—	1	—	1

Pledging and Hedging Policies

The Company has a pledging policy that prohibits non-employee directors and executive officers from holding APA securities in a margin account or pledging any APA securities as collateral for a loan. The Company also has a hedging policy that prohibits non-employee directors and executive officers from entering into any hedge or other transaction (such as puts, calls, options, or other derivative securities) in APA securities that has the effect of limiting the risk of ownership of APA common stock or stock options. As of the date of this proxy statement, each non-employee director and executive officer complies with the Company’s pledging and hedging policies. The Company does not have pledging or hedging policies applicable to employees who are not executive officers.

Pledging or Hedging

For Non-Employee Directors and Executive Officers	☒ No

Insider Trading Policy

The Company has an insider trading policy regarding the purchase, sale, or other dispositions of the Company’s securities by officers, directors, and employees of the Company and its affiliates that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to the Company. The policy sets forth the basic principles of the types of insider trading transactions prohibited by U.S. securities laws, the civil and criminal penalties that may result from violations, and examples of the types of information that constitute material, nonpublic information. The policy includes requirements for managers to remind employees about insider trading laws when such employees possess material, nonpublic information and addresses the process by which the Company may implement special blackout periods to restrict trading. The Company’s Corporate Secretary is the primary point of contact for questions about the policy and for alerting the Company of any known or suspected prohibited transactions.

Additionally, the Company’s Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company and its affiliates, contains a dedicated discussion of insider trading, with reference to the Company’s insider trading policy. This section of the Code prohibits the use of material, nonpublic information for personal gain or the enrichment of others. While in possession of material, nonpublic information, the Company’s representatives are prohibited from buying or selling APA securities or securities of any other company to which the material, nonpublic information relates. The Company’s representatives are also prohibited from disseminating the material, nonpublic information to anyone who may trade on or misuse the information. The Code emphasizes that insider trading laws carry significant penalties, including the possibility of criminal prosecution and jail time.

10	APA Corporation

Management Succession Planning and Leadership Development

To drive our success, the Company invests in our greatest asset: our people. This includes ensuring we have talented and high-performing individuals leading the Company at all levels, from leaders in the field to executive officers in our corporate headquarters. The retention and continued development of these leaders is a key priority of the Company. In addition, the Company is focused on leadership succession planning to ensure the identification and preparation of a strong pipeline of future leaders, ensuring that the Company has the right leaders today and tomorrow to execute on our long-term strategies.

The full Board has direct responsibility for overseeing the succession plan for our CEO and President, including the approval and maintenance of a succession plan, based on recommendations of the MD&C Committee, as required by our Governance Principles. Additionally, the MD&C Committee is responsible for reviewing and discussing with management the succession planning for other members of our management team, as required by the committee’s charter. Having a clear and defined succession planning process helps keep our current and future leaders more engaged and dedicated to the success of the Company.

Leaders at all levels of the Company, including senior management, are provided ongoing training and skills development programs. Our programs focus on the following:

Skillset	Applicable Topics

Core Skills	Communication, Collaboration, and Culture, including D&I training

Leadership Skills	Strategy, Change Management, and Effective Team Leadership

Technical Skills	Vary by Function

A company-wide mentorship program provides opportunities for informal skill development and improvement of core leadership skills.

Shareholder Engagement Program and Feedback

The Company’s industry-leading approach to engagement with stakeholders on a year-round basis, including efforts specific to the ESG-related issues discussed in the following section, continues to be a core focus of our Board and executive management. These engagement and feedback initiatives help ensure we are addressing the issues that our shareholders consider to be critical to the Company’s long-term success.

Shareholder Engagement Program
Review and summarize feedback from annual meeting and identify potential areas of concern	Meet with shareholders and consider issues raised
Complete shareholder meetings, meet internally to review feedback received, and consider modification of governance policies and compensation plans	Continue to meet with shareholders, modify meeting content based on early feedback, and identify any other areas of concern

The feedback received through these engagement programs has been instrumental in guiding the Board’s and the Company’s strategic decision making for operational, risk, and compensation decisions.

2023 Proxy Statement	11

Environmental and Social Stewardship

The Board and management understand that the future success of our Company hinges upon our ability to help meet the world’s energy needs in ways that are innovative, safe, environmentally responsible, and profitable. Therefore, we focus our ESG efforts in areas that are core to our business, important to our stakeholders, and where we are capable of making a material impact: air, water, and communities + people. To ensure we remain accountable, the Board, alongside the ESG Management Committee, which is made up of cross-functional management-level employees responsible for evaluating ESG risks and opportunities, takes an active role in overseeing our ESG strategy and driving performance by linking compensation to the Company’s progress against ESG metrics.

Focus Area	Vision

AIR	Be at the forefront of our industry’s efforts to measure, disclose, and mitigate emissions

WATER	Preserve freshwater resources and leverage technology to maximize water reuse

COMMUNITIES + PEOPLE	Provide fulfilling and rewarding careers for our employees and create shared value in the communities where we operate

In addition to our ongoing shareholder engagement program, the Company has an ESG-focused engagement program with the following components:

Environmental, Social, and Governance Engagement

APA Conducts Multiple Meetings with Stakeholder Groups	CEO Generally Hosts a Larger Meeting and Q&A with Active Shareholders	APA Participates with Shareholders in Governance Forums	APA Facilitates Shareholder Meetings with Our Directors

Communicating with Our Board

Shareholders and other interested parties may communicate with the independent directors of our Board by mailing their communications to the address below, and the Company’s Corporate Secretary will forward relevant communications to the independent directors.

Address for Corresponding with Independent Directors

APA Corporation Attn: Corporate Secretary 2000 Post Oak Boulevard, Suite 100 Houston, Texas 77056-4400

Concerns about accounting, internal accounting controls, or auditing matters should be reported through the procedures specified in the document titled “Procedures for the Submission of Complaints and Concerns Regarding Accounting, Internal Accounting Controls, or Auditing Matters,” and any actual or suspected violation of law or the Company’s Code of Business Conduct and Ethics should be reported through the reporting methods specified in the Code of Business Conduct and Ethics. Both documents are available on the Company’s website at www.apacorp.com.

12	APA Corporation

ELECTION OF DIRECTORS (PROPOSAL NOS. 1–10)

The terms of our current directors will expire at the annual meeting. Each of our current directors has been recommended by the CRG&N Committee and nominated by the Board for election by the shareholders to a one-year term. If elected, all nominees will serve beginning upon their election until their respective successors have been duly elected and qualified at the annual meeting of shareholders in 2024.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. The Board knows of no nominee for director who is unwilling or unable to serve if elected. Proxies cannot be voted for more than ten nominees.

☑ The Board recommends that you vote “FOR” the election of each of the nominees as directors.

Summary Information about Our Nominees

Board Skills Matrix

Director Nominees	CEO/Senior Leadership Experience	Financial Reporting Experience	Industry Experience	Global Experience	Environmental / Regulatory Experience	Cyber-security Experience	Other Public Company Board Experience

Annell R. Bay	●		●	●	●		●

John J. Christmann IV	●	●	●	●	●

Juliet S. Ellis	●	●	●	●			●

Charles W. Hooper	●			●		●

Chansoo Joung		●	●	●			●

H. Lamar McKay	●	●	●	●	●		●

Amy H. Nelson		●	●		●		●

Daniel W. Rabun	●	●	●	●	●		●

Peter A. Ragauss	●	●	●	●			●

David L. Stover	●	●	●	●	●		●

Board Nominee Composition Highlights

Independence	Average Tenure	Balanced Tenures	Diversity

2023 Proxy Statement	13

Nominees for Election as Directors

Age: 67 Director Since: May 2014 APA Committees: – CRG&N, Chair – MD&C Other Public Company Boards: – Hunting PLC – Verisk Analytics, Inc.

ANNELL R. BAY

Reasons for Nomination to Our Board

•  With her extensive experience in the global oil and gas industry, Ms. Bay brings critical expertise and oversight of the Company’s strategic exploration and operations projects around the world.

•  Ms. Bay’s relationships with some of the world’s top academic and industry-focused institutions provide APA with rare insight into the latest scientific developments, allowing us to maintain our competitive advantage.

•  As a member of public company boards in two countries with vastly different governance regulatory regimes, Ms. Bay brings unique governance perspective and understanding of emerging best practices to the Board.

•  Having served as Chair of our CRG&N Committee and a member of our MD&C Committee, Ms. Bay has been a driving force behind APA’s approach to ESG leadership and engagement.

Additional Leadership Experience and Service

•  Advisory board member, Jackson School of Geosciences, University of Texas at Austin

•  Advisory board member, Independent Petroleum Association of America Energy Education Center

•  Trustee, Trinity University

Career Highlights

Marathon Oil Corporation, 2008-2014

•  Vice President, Global Exploration

•  Senior Vice President, Exploration

Shell Exploration and Production Company, 2004-2008

•  Vice President, Americas Exploration

Kerr-McGee Oil and Gas Corporation (and Oryx Energy prior to merger), 1988-2004

•  Vice President, Worldwide Exploration

•  Vice President, North America Exploration

Chief Executive Officer and President Age: 56 Director Since: January 2015 APA Committees: – None Other Public Company Boards: – None

JOHN J. CHRISTMANN IV

Reasons for Nomination to Our Board

•  With more than three decades in the oil and gas industry, including more than 25 years at the Company leading both operational and staff functions and most recently serving as CEO and President, Mr. Christmann has the proficiency and depth to manage and operate a large-scale oil and gas exploration and production company.

•  Mr. Christmann’s extensive experience in the oil and gas industry has provided him with an in-depth understanding of successful execution and operational management in the field, an appreciation and talent for value-added M&A activity, and the expertise to oversee the strategic direction of a large, publicly traded company.

•  His experience, coupled with his thorough knowledge and understanding of the Company’s assets and unique operations, complement Mr. Christmann’s management strengths and enable him to lead the Company through the complexities of day-to-day operations as well as the macroeconomic impact of commodity prices.

Additional Leadership Experience and Service

•  Board of Visitors, University of Texas MD Anderson Cancer Center

Career Highlights

APA Corporation, 1997-present

•  Chief Executive Officer and President, 2015-present

•  Executive Vice President and Chief Operating Officer, North America

•  Region Vice President, Permian Region

•  Vice President, Business Development

•  Production Manager, Gulf Coast Region

14	APA Corporation

Age: 64 Director Since: May 2019 APA Committees: – CRG&N – MD&C, Chair Other Public Company Boards: – Donnelley Financial Solutions, Inc.

JULIET S. ELLIS

Reasons for Nomination to Our Board

•  Ms. Ellis’s extensive experience over three decades in portfolio management, strategy, and risk oversight has helped guide APA toward fulfilling our commitments to maintain a disciplined financial approach and leverage our diversified portfolio of assets.

•  Ms. Ellis’s deep expertise within the institutional investor community provides her with a unique ability to represent our shareholders and allows the Board to keep apprised of their emerging areas of interest.

•  As our MD&C Chair, Ms. Ellis has been instrumental in leading a number of enhancements made to our executive compensation practices in an effort to align with our shareholders’ expectations.

Additional Leadership Experience and Service

•  Board of Directors, Houston Methodist Hospital system

•  Member, Women Corporate Directors

•  Chartered Financial Analyst (CFA) charterholder

Career Highlights

Invesco, 2004-2019

•  Managing Director, Senior Portfolio Manager

•  Chief Investment Officer, US Growth Equities Investment Management Unit

•  Senior Portfolio Manager, Small Cap Growth Fund and Small Cap Equity Fund

JPMorgan Chase & Co. (and Fleming Asset Management prior to acquisition), 1987-2004

•  Senior Portfolio Manager

•  Managing Director

•  Equity Analyst

Age: 65 Director Since: February 2022 APA Committees: – CRG&N – MD&C Other Public Company Boards: – None

Lt. Gen. CHARLES W. HOOPER (U.S. Army, Retired)

Reasons for Nomination to Our Board

•  Lt. Gen. Hooper’s extensive experience with executive and analytical roles, foreign relations, cybersecurity, and international assignments, including service in Egypt, which is an area of significant operations for the Company, brings valuable perspectives that are critical to our Board’s ability to oversee our international portfolio development strategy.

•  His service spanning more than four decades in the U.S. Army has translated to many valuable learnings for our Board, particularly in regard to risk management and critical decision making, as well as navigating the ongoing macroeconomic and geopolitical challenges that APA faces around the world.

•  Lt. Gen. Hooper has vast management experience. In his role as the U.S. Department of Defense expert on security assistance funding and U.S. foreign military sales, he had oversight of 20,000 people globally and over $50 billion in annual weapons sales. This experience brings a valuable perspective on managerial oversight to our Board.

Additional Leadership Experience and Service

•  Member, Council on Foreign Relations

•  Nonresident Scholar, Atlantic Council; Harvard University Belfer Center

•  Board of Directors, UL Inc.; Two Six Technologies; Loc Performance; National Bureau of Asian Research

Career Highlights

The Cohen Group, 2020-present

•  Senior Counselor

U.S. Army, 1979-2020

•  Director of the Defense Security Cooperation Agency

•  Chief of the Office of Military Cooperation, U.S. Embassy, Cairo, Egypt

•  Command and Staff Assignments, 25th Infantry and 82nd Airborne Divisions

•  U.S. Defense Attaché to the People’s Republic of China

•  Chief Strategist and Planner, U.S. Africa Command

2023 Proxy Statement	15

Age: 63 Director Since: February 2011 APA Committees: – Audit, Chair – CRG&N Other Public Company Boards: – Magellan Midstream Partners, L.P.

CHANSOO JOUNG

Reasons for Nomination to Our Board

•  Mr. Joung has spent the majority of his career in the finance industry working with energy companies. Through his experiences in private equity and as an investment banker, Mr. Joung has gained a rare level of expertise with energy companies, the energy industry, and energy-related capital markets and M&A activity, which greatly enhances the business and strategy capabilities of the Board. He additionally has developed skills in the identification, assessment, and management of risk.

•  During his time at Warburg Pincus, Mr. Joung was also responsible for the global coordination of the firm’s renewables activities, including wind, solar, biofuels, and grid storage, which have translated to valuable learnings for the Board as we continue to drive APA’s environmental initiatives forward.

•  Mr. Joung is deeply passionate about our Company’s recruiting efforts and has specific expertise in diverse recruitment and development, which has been instrumental in the Board’s oversight of the Company’s workforce and D&I initiatives.

Additional Leadership Experience and Service

•  Former Director, Targa Resources Partners/Targa Corporation

Career Highlights

Warburg Pincus, 2005-2015

•  Senior Advisor

•  Partner

Goldman Sachs, 1987-2004

•  Head, Americas Natural Resources Group, Investment Banking Division

•  Co-Head, Recruiting, Investment Banking Division

•  Co-Head, Women’s and Diversity Recruitment and Development, Investment Banking Division

Non-Executive Chair of the Board since September 1, 2022 Age: 64 Director Since: February 2021 APA Committees: – None Other Public Company Boards: – CRH plc

H. LAMAR MCKAY

Reasons for Nomination to Our Board

•  Mr. McKay spent his entire career at a major international oil and gas company. His extensive experience and global perspective assist the Board in the assessment and management of risks faced by natural gas and oil companies.

•  Mr. McKay’s deep level of industry expertise has been critical to the Board’s ability to oversee APA’s complex capital investment and portfolio-related initiatives, including safe and on-budget maintenance turnarounds, modernization efforts, advancement of exploration and appraisal programs, and streamlining of portfolio assets.

•  His experience as Chair of our Board includes time spent working closely with the rest of the Board, the management team, and our stakeholders. In particular, he is heavily involved in APA’s shareholder engagement and ESG efforts.

Career Highlights

BP p.l.c. (and Amoco prior to acquisition), 1980-2020

•  Chief Transition Officer

•  Deputy Chief Executive Officer

•  Chief Executive, Worldwide Upstream Business

•  Chair and President, BP America

•  Executive Vice President

•  Head of Strategy

16	APA Corporation

Age: 54 Director Since: February 2014 APA Committees: – Audit – CRG&N Other Public Company Boards: – NexTier Oilfield Solutions Inc. – Helix Energy Solutions Group, Inc.

AMY H. NELSON

Reasons for Nomination to Our Board

•  In her current role, Ms. Nelson advises her clients on strategy development, capital allocation, acquisition evaluation, and infrastructure development. Her clients span a broad range of oilfield service, product, and geographic markets. This experience provides her deep industry and subject matter expertise, which is critical to our Board’s oversight of APA’s operations.

•  Ms. Nelson’s rich experience serving companies in the oil and gas industry provides the Board with valuable insight into the assessment and management of risks faced by oil and gas companies.

•  Ms. Nelson developed substantial water-related expertise in the unconventional field development water cycle, including treatment technologies, temporary and permanent transportation infrastructure, containment and disposal, water sources and associated management of access rights to ground, surface, industrial, and municipal water sources, and management of regulatory and compliance issues. Ms. Nelson’s understanding of this topic has greatly contributed to the Board’s ability to oversee APA’s environmental stewardship efforts.

Additional Leadership Experience and Service

•  Former Board of Directors, National Association of Corporate Directors (NACD) TriCities Chapter

•  Private company board roles during tenures at SCF Partners and Greenridge Advisors

Career Highlights

Greenridge Advisors, LLC, 2007-present

•  Founder, President

SCF Partners, 2000-2007

•  Vice President

Amoco Production Company, 1992-1998

•  Various roles in planning, project management, and engineering

Age: 68 Director Since: May 2015 APA Committees: – Audit – CRG&N Other Public Company Boards: – Golar LNG Ltd. – ChampionX Corporation

DANIEL W. RABUN

Reasons for Nomination to Our Board

•  Mr. Rabun’s international experience, global perspective, experience with strategic acquisitions, and financial acumen from having served as a public company’s chair, president, and chief executive officer assist the Board in the assessment and management of risks faced by oil and gas companies.

•  During his tenure, Ensco drilled some of the most complex wells for super majors, national oil companies, and independent operators in nearly every strategic oil and gas area in the world, from the North Sea to the “golden triangle” of the Gulf of Mexico, Brazil, and West Africa, and from the Middle East and the Mediterranean to Asia and Australia. This experience allows him to provide valuable perspectives on APA’s global operations across many of the same areas.

•  Mr. Rabun’s experience as a director of Golar LNG Ltd. gives him critical insight into the global liquid natural gas business, which is highly beneficial to the Company in its efforts to market natural gas.

•  In addition, Mr. Rabun’s experience as chair of the board of ChampionX Corporation provides APA rare insight into new technologies used to drill and produce oil and gas and to monitor and prevent methane emissions, allowing us to maintain our competitive advantage.

Additional Leadership Experience and Service

•  Former Chair, International Association of Drilling Contractors

•  Certified Public Accountant (CPA)

Career Highlights

Ensco p.l.c., 2007-2015

•  Chair

•  President and Chief Executive Officer

Baker & McKenzie LLP, 1986-2005

•  Partner

2023 Proxy Statement	17

Age: 65 Director Since: December 2014 APA Committees: – Audit Other Public Company Boards: – The Williams Companies, Inc.

PETER A. RAGAUSS

Reasons for Nomination to Our Board

•  Mr. Ragauss brings a wealth of accounting, financial, and executive experience to the Board, having held senior positions, including as chief executive officer, chief financial officer, controller, and vice president of finance. His wide and varied experiences in the oil and gas industry, including in the area of finance, have provided him with unique understanding and insight concerning the risks faced by oil and gas companies.

•  His board service at The Williams Companies, whose core business is natural gas gathering, processing, and transportation, has provided valuable learnings to our Board regarding APA’s strategic initiatives as well as corporate governance best practices.

Career Highlights

Baker Hughes, 2006-2014

•  Senior Vice President and Chief Financial Officer

BP p.l.c. (and Amoco prior to acquisition), 1998-2006

•  Controller, Refining and Marketing

•  Chief Executive Officer, Air BP

•  Assistant to Group Chief Executive, BP Amoco

•  Vice President of Finance and Portfolio Management, Amoco Energy International

El Paso Energy International, 1996-1998

•  Vice President, Finance

Tenneco Inc., 1993-1996

•  Various positions

Kidder, Peabody & Co, 1987-1993

•  Various positions

Age: 65 Director Since: February 2022 APA Committees: – MD&C Other Public Company Boards: – None

DAVID L. STOVER

Reasons for Nomination to Our Board

•  Mr. Stover’s experience as the board chair and chief executive officer at an international oil and gas company and his career working in diverse roles in the industry further enhances the Board’s ability to continue fulfilling its critical oversight role across APA’s complex operations.

•  Mr. Stover’s experience working with significant exploration success and offshore operations in the Eastern Mediterranean, West Africa, and Gulf of Mexico, together with his extensive onshore unconventional experience, including in the Permian Basin, also brings key insights to our Board for developing and bringing online large-scale discoveries.

Career Highlights

Noble Energy, Inc., 2002-2020

•  Board Chair and Chief Executive Officer

•  President and Chief Operating Officer

•  Executive positions in business development and operations

BP p.l.c., 2000-2002

•  Vice President and Business Unit Leader, Gulf of Mexico Shelf, BP America

Vastar Resources, Inc., 1994-2000

•  Various onshore and offshore management positions

ARCO Oil and Gas Company, 1979-1994

•  Positions in engineering, operations, and management

18	APA Corporation

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Biographical information, as of the date of this proxy statement, for the executive officers of the Company is set forth below.

JOHN J. CHRISTMANN IV, 56, Chief Executive Officer and President Mr. Christmann’s biographical information is set forth above under the heading Nominees for Election as Directors.

D. CLAY BRETCHES, 58, Executive Vice President, Operations

Mr. Bretches was appointed executive vice president of Operations on January 1, 2020, having been senior vice president, U.S. Midstream Operations since January 2019. He also served from January 2019 until February 2022 as Chief Executive Officer and President and a member of the board of directors of Altus Midstream Company, which was then a controlled subsidiary of the Company. He previously served as the president and CEO of Sendero Midstream since 2014.

Prior to that, Mr. Bretches served at Anadarko Petroleum Corporation as vice president, E&P Services and Minerals from 2010 to 2014, and as vice president, Marketing and Minerals from 2005 to 2010. He was instrumental in the formation of Western Gas Partners, a midstream MLP. Earlier in his career, Mr. Bretches led the crude oil marketing and midstream operations for Vastar Resources and worked as an engineer for ARCO.

TRACEY K. HENDERSON, 56, Executive Vice President, Exploration

Ms. Henderson was appointed executive vice president of Exploration in January 2023, having previously been senior vice president of Exploration since April 2021. Prior to joining the Company, Ms. Henderson served as chief exploration officer at Kosmos Energy since February 2019, having previously served as their senior vice president of Exploration since January 2017.

Prior to her roles in exploration leadership at Kosmos, she also served in a variety of business and geophysical roles of increasing responsibility. Prior to joining Kosmos, Ms. Henderson served in geophysicist roles at Nexen Petroleum, Hess, and Triton Energy.

REBECCA A. HOYT, 58, Senior Vice President, Chief Accounting Officer, and Controller

Ms. Hoyt was appointed senior vice president, chief accounting officer, and controller in August 2014, having been vice president, chief accounting officer, and controller since November 2010. She previously served as the Company’s vice president and controller since November 2006, assistant controller since 2003, and held positions of increasing responsibility within the accounting area since joining the Company in 1993.

Previously, Ms. Hoyt was an audit manager with Arthur Andersen LLP, an independent public accounting firm, from 1992 to 1993. Ms. Hoyt has been a member of the board of directors of the University of Houston Foundation since January 2021 and serves on its investment committee.

P. ANTHONY LANNIE, 69, Executive Vice President and General Counsel

Mr. Lannie was appointed executive vice president and general counsel in August 2009 and was interim chief financial officer from October 9, 2014, through March 2, 2015. Mr. Lannie previously served as senior vice president and general counsel since May 2004, and vice president and general counsel since March 2003.

Prior to joining the Company, he was president of Kinder Morgan Power Company, Houston, Texas, from 2000 through February 2003, and president of Coral Energy Canada in 1999. Mr. Lannie was senior vice president and general counsel of Coral Energy, an affiliate of Shell Oil Company and Tejas Gas Corporation, from 1995 through 1999, and of Tejas Gas Corporation from 1994 until its combination with Coral Energy in 1998.

2023 Proxy Statement	19

MARK D. MADDOX, 56, Executive Vice President, Administration

Mr. Maddox was appointed executive vice president of Administration in January 2023, having previously been senior vice president of Administration since April 2020. Previously, Mr. Maddox served as senior vice president of Supply Chain and chief information officer since June 2019, and vice president and chief information officer since January 2017. He joined the Company in June 2015 as vice president of Information Technology.

Prior to joining the Company, Mr. Maddox worked at Ernst & Young LLP, where he was a principal of Oil & Gas Advisory Services since February 2014, and at Deloitte LLP from 2010 to 2014 as director of Energy and Resources. He also held various roles of increasing responsibility at SAP America from 1998 to 2009, having begun his career at Tenneco Energy in 1989, where he held positions in accounting, operations, and information technology.

DAVID A. PURSELL, 59, Executive Vice President, Development

Mr. Pursell was appointed executive vice president of Development in April 2020, having previously been senior vice president, Planning, Reserves, and Fundamentals since March 2018. Prior to joining the Company, Mr. Pursell served as managing director of Investment Banking for Tudor, Pickering, Holt & Co. (TPH), having previously served as head of Macro Research at TPH after serving as one of the founders of Pickering Energy Partners, Inc. in 2004.

Prior to TPH, Mr. Pursell was director of Upstream Research at Simmons & Company International. Earlier in his career, he worked in various production and reservoir engineering assignments at S.A. Holditch and Associates, which is now part of Schlumberger. Mr. Pursell began his career at ARCO Alaska in Anchorage with production and operations engineering assignments in South Alaska and the North Slope.

STEPHEN J. RINEY, 62, Executive Vice President and Chief Financial Officer

Mr. Riney was appointed executive vice president on February 18, 2015, and chief financial officer effective March 3, 2015. Prior to joining the Company, he was with Amoco Corporation and BP p.l.c. from 1991 to 2015.

He served as chief financial officer for BP Exploration and Production from July 2012 to January 2015 and global head of mergers and acquisitions for BP p.l.c. from January 2007 to June 2012.

20	APA Corporation

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The Company’s executive compensation program and practices are underpinned by APA’s purpose – to meet the growing demand for energy in a cleaner and more sustainable way; vision – to contribute to human progress by responsibly helping meet the world’s oil and gas needs; and strategy – to focus on creating sustainable free cash flow by prioritizing long-term returns over growth.

CD&A At-a-Glance

This Compensation Discussion and Analysis (CD&A) explains our executive compensation program for our CEO and President, Chief Financial Officer, and our three other most highly compensated executive officers serving at the end of 2022, referred to as our named executive officers (NEOs). This CD&A also describes the MD&C Committee’s process for making pay decisions, as well as its rationale for specific decisions related to fiscal year 2022.

Key Actions in 2022	Details
Continued our robust shareholder outreach and engagement program

●   Reached out directly to shareholders representing approximately 59.1% of our outstanding shares, and 47.5% either engaged with us or told us no meeting was necessary

●   Had our independent directors, including our non-executive chair and the chairs of the MD&C and CRG&N Committees, available to participate in all meetings

Reduced CEO target compensation	● Reduced the CEO and President’s equity award value by 9% ● Maintained NEO base salaries at the same levels as 2021
Continued emphasis on ESG metrics in our incentive compensation plans

●   Added an ESG metric to the 2022 long-term incentive plan focusing on carbon dioxide equivalent (CO2e) reduction

●   Added two ESG metrics to the 2023 long-term incentive plan focusing on reducing GHG intensity and accelerating reclamation to increase biodiversity in the U.S.

●   Established a Supplier Diversity Initiative within our Supply Chain, the success of which is directly linked to annual incentives

Engaged a new independent compensation consultant

●   Retained a new, independent compensation consulting firm to gain further insight on pay practices and ensure that our program effectively balances competitive market practices, investor expectations, best-practice governance standards and our business strategy

Enhanced overall disclosure

●   Increased disclosure on performance targets and pay outcomes

●   Streamlined the language to enhance readability

●   Aligned the content of our executive compensation disclosures with best-practice narratives

2022 Named Executive Officers

Named Executive Officer	Title
John J. Christmann IV	Chief Executive Officer and President
Stephen J. Riney	Executive Vice President and Chief Financial Officer
P. Anthony Lannie	Executive Vice President and General Counsel
David A. Pursell	Executive Vice President, Development
D. Clay Bretches	Executive Vice President, Operations

2023 Proxy Statement	21

Executive Summary

Our 2022 Performance Highlights

During 2022, APA continued to build on its foundation for long-term success by continuing to prioritize long-term returns over production growth, strengthening our balance sheet through debt reduction, and focusing on immediate and actionable ESG opportunities most relevant to our industry and business strategy. Through our disciplined approach, we delivered excellent financial performance with strong execution in each of our operational areas.

We generated the second-highest annual Free Cash Flow (FCF)(1) in our history, of which 66% was returned to our shareholders, and our stock price increased over 65%. We outperformed all of our safety targets and continued to demonstrate our industry leadership on ESG issues where we believe we can have the greatest direct impact: air, water, and communities + people. In all, our measured and thoughtful strategies have proven effective in building sustainable value for shareholders.

The following are key business achievements in 2022:

•   Generated ~$2.7 billion of FCF(1); 2nd highest in APA’s 68-year history and more than double our target

•   Returned ~$1.6 billion (66% of FCF) to APA shareholders through share buybacks and dividends

•   Reduced outstanding shares by 10% and doubled annual dividend

•   Eliminated $1.4 billion, or more than 20%, of outstanding bond debt

•   Increased drilling and completion activity in the U.S. and Egypt to a pace capable of delivering moderate and sustainable production growth

•   Successfully integrated Delaware Basin tuck-in acquisition

•   Advanced appraisal programs on Block 58 offshore Suriname at Sapakara & Krabdagu with three successful flow tests; announced first oil discovery on Block 53 at Baja

•   Identified continued low-risk oil growth in Egypt

•   Divested underperforming assets in the U.S. and other non-core interests, with sales proceeds of ~$1B

•   Successfully managed cost levels despite ongoing inflation pressure in the service sector

•   Reduced routine upstream flaring by more than 40% in Egypt ahead of schedule

•   Finished 2022 with the lowest Total Recordable Incident Rate (TRIR) since 2005

•   Outperformed on all other safety metrics, including Days Away, Restricted or Transferred (DART), Severe Injury and Fatality Rate (SIF), and Vehicle Incident Rate (VIR)

•   Established Supplier Diversity Program and met commitment for Tier 1 spend by category reporting

•   Maintained <1% total flaring intensity in the U.S.

•   On track to deliver projects that can eliminate at least 1 million tons of CO2e emissions by year-end 2024

Our approach to corporate and social responsibility, including our ESG initiatives, programs, goals, and progress, is guided by our core values. Further details regarding our ESG approach, including current environmental initiatives, social responsibility focuses, and other highlights and accomplishments, can be found on the Sustainability portion of our website.

(1)

Free Cash Flow for goal metrics and as used herein is calculated by taking cash flows from operations before changes in operating assets and liabilities, adjusted to exclude Sinopec’s noncontrolling interest and cash-based stock compensation expense, and subtracts upstream capital investment, non-oil and gas capital, capitalized interest, and Company dividends.

22	APA Corporation

Say-on-Pay and Shareholder Engagement

The MD&C Committee has a long history of keeping an open dialogue with the investor community. We regularly meet with our shareholders to discuss business topics, seek feedback on our performance, and address other matters, such as executive compensation. Over the past few years, these discussions have led to key program improvements, such as moving from subjective to quantitatively measured ESG metrics, limiting the use of discretion to adjust payouts, and expanding our Total Shareholder Return (TSR) peer group to include a broader mix of energy companies.

Consistent with our commitment to listen and respond to our shareholders, we increased the focus and intensity of our outreach and engagement efforts as a result of our most recent say-on-pay vote, which yielded approximately 70% support for our executive compensation program. In the Fall of 2022, we reached out directly to shareholders representing approximately 59.1% of shares outstanding to discuss, amongst other topics, our compensation practices. Shareholders owning approximately 47.5% of our shares outstanding either met with us in engagement meetings or notified us that no meeting was necessary this year. Our independent directors, including our non-executive chair and the chairs of the MD&C and CRG&N Committees, were available for all of our shareholder meetings throughout 2022, unless a shareholder preferred to speak with one or the other or with management only.

As part of this process, the MD&C Committee also retained a new independent compensation consulting firm to gain further insight on current pay practices and ensure that our approach going forward effectively balances competitive market practices, shareholder expectations, best-practice governance standards, and our business strategy.

What We Heard and What We Did

Focused discussions about executive compensation with our shareholders always provide valuable and balanced insights about what our investors like about our program and what could be enhanced. During this most recent round of engagement sessions, many of our shareholders reiterated their appreciation for the heavy weighting we place on quantitative goals in both of our incentive plans. They also commended us for being a “best-in-class” example of incorporating ESG goals into our long-term incentive plan, as well as holding ourselves accountable for achieving near-term environmental goals, in preference to meeting targets that are far into the future (i.e., 2040).

We also gained a better understanding of where shareholders expect us to continue strengthening alignment with their interests and be more transparent in our disclosures. In response, we have taken multiple steps to further enhance the structure and features of our executive compensation program, which are summarized below.

What We Heard	What We Did
Create a stronger alignment of CEO target compensation with the peer group	● Reduced CEO long-term compensation by 9% for 2022 and maintained the same target for 2023
Focus on greater Board diversity	● Introduced new independent directors with comprehensive expertise and diverse backgrounds to the Board
Continue leading by example by using quantitative ESG metrics in long-term incentive compensation

●   For 2022, added a CO2e reduction metric — specifically, by the end of 2024, we plan to deliver capital and operational projects that collectively target the elimination of at least 1 million tons of annualized CO2e emissions

●   For 2023, added metrics focusing on reducing GHG intensity by 5% and accelerating reclamation to increase biodiversity in the U.S.

Refine annual incentive metrics to provide clarity on key focus areas, with continued commitment to measurable ESG goals

●   For 2022, revised disclosure and streamlined categories to emphasize our balanced scorecard approach, focused on four key areas: financial (40%), operational (20%), ESG/EH&S-related (20%), and strategic goals (20%)

●   For 2023, further streamlined ESG focus by implementing the following goals:

○   Utilize at least 50% recycled produced water for completions in our U.S. onshore operations

○   Convert more than 2,000 pneumatic devices to reduce methane emissions in our U.S. onshore operations

2023 Proxy Statement	23

Compensation Best Practices and Policies

We believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives.

What We Do		What We Don’t Do

✓	Place a significant emphasis on performance-based, at-risk, long-term compensation	×	No repricing of underwater stock options

✓	Maintain rigorous stock ownership requirements for our officers and directors	×	No excessive perquisites

✓	Cap our TSR payouts at target if TSR is negative	×	No executive officer employment contracts

✓	Double trigger change in control provisions	×	No guaranteed bonuses or uncapped incentives

✓	Maintain a robust clawback policy	×	No tax gross ups, except in the case of standard expatriate tax equalization benefits available to all similarly situated employees

✓	Use an independent, external compensation consultant and all members of the MD&C Committee are independent	×	No pledging or hedging of Company securities by directors and executive officers

Pay-for-Performance Alignment

Our executive compensation program delivers pay that is aligned with actual performance and is structured such that performance directly impacts the realizable pay of our NEOs. The following chart shows that the realizable value of the CEO and President’s compensation is strongly aligned with shareholder value. Because a significant portion of executive compensation is long-term and equity-based, the amounts shown in the Summary Compensation Table are not the same as realizable pay. Realizable pay is defined as base salary, earned bonus, all other compensation as reported in the Summary Compensation Table, and earned value of long-term awards or their target value in the case of ongoing awards. This means that realizable pay makes estimates about the value of certain equity awards, but that value may change significantly based on performance results before the awards actually pay out. As a result, while realizable pay includes some actually paid amounts (base salary, for example), it is not compensation actually received in each respective year.

*Awards are valued at target for future vesting of in-progress programs.

24	APA Corporation

What Guides Our Program

APA’s Guiding Principles and Executive Compensation Philosophy

The executive compensation program is designed to keep our senior leadership team focused on the seamless execution of the Company’s strategic plan, with the goal of delivering shareholder value over the long term. As such, executive compensation program decisions are grounded in the following principles:

●

Alignment with shareholder interests. Executives should be compensated through market-competitive pay elements (base salaries and annual- and long-term incentives) designed to align executive compensation with the creation of long-term value for our shareholders.

●

Pay for performance. A substantial portion of executives’ compensation should be linked to pre-determined operational, financial, and other strategic metrics with rigorous targets that align with APA’s long-term goals.

●

Commitment to sustainability. Our program should include quantifiable ESG, health, and safety metrics, the achievement of which impact actual incentive award payouts. Considerable focus should be on metrics that demonstrate our commitment to measurable improvements in the areas of environmental sustainability, D&I, and employee safety.

Components of Executive Compensation

The following primary components of compensation support our executive compensation philosophy.

	Component	Objective	Detail

Fixed	Base Salary	Provide market-competitive base pay, reflective of an executive officer’s role, responsibilities, and individual performance to attract and retain top talent	● Reviewed annually based on market data, internal equity, job responsibilities, and individual performance

Variable / At-Risk	Annual Incentive Compensation	Motivate and reward our executive officers to achieve key business objectives that support APA’s long-term strategy

●  Achievement is measured against annual goals and objectives as described under the section Annual Incentive Compensation below

●  Establish aggressive targets for each metric at the beginning of the year at or above our corporate plan for allocating capital (the plan) to support execution of our strategy in any commodity price environment

	Long-Term Incentive Compensation	Align our executive officers’ awards with the long-term interests of our shareholders and APA’s long-term strategy

●  Awards are comprised of 60% performance shares and 40% restricted stock units

●  Vest half of the performance shares at the end of a three-year performance period, and the remaining half at the end of the fourth year

●  Incorporate relative and absolute metrics in the performance share program to provide a balanced assessment of long-term performance, including a negative TSR modifier, a three-year Cash Return on Invested Capital (CROIC) metric, and–new for 2022–a three-year ESG metric

2023 Proxy Statement	25

Compensation Mix

The charts below show the target annual total direct compensation of our CEO and President and the average for our other NEOs for fiscal year 2022. These charts illustrate that a majority of executive compensation is variable, with 89% for our CEO and President and an average of 83% for our other NEOs at risk.

Totals may not add to 100% due to rounding.

Decision-Making Process

Board of Directors

Executive compensation decision-making is a core responsibility of the Board. The independent members of the Board review, modify as needed, and approve the MD&C Committee’s recommendations for the CEO and President’s total compensation. The entire Board is responsible for this same process in establishing annual compensation for the other NEOs.

MD&C Committee	Independent Compensation Consultant

•  Assesses the effectiveness of our compensation programs to ensure compensation does not incentivize excessive risk

•  Undertakes an extensive, year-round approach to determine the appropriate executive compensation programs and amounts

•  Engages an independent external advisor, considers analysis and advice from the consultant when making compensation decisions, and annually reviews the effectiveness and independence of the consultant, obtaining written certification that the consultant complies with its own independence rules

•  Each member meets the independence requirements of the Nasdaq listing standards

•  May delegate all or a portion of its duties and responsibilities to a subcommittee composed of at least two members

•  Responsibilities are also described in the Committee Responsibilities section earlier in this proxy statement and more fully set forth in the committee’s charter, which is available on our website

•  Directly engaged by the MD&C Committee

•  Provides recommendations on CEO and President compensation directly to the MD&C Committee, without consulting management

•  Periodically reviews the executive compensation programs, in cooperation with management, and advises the MD&C Committee of changes that may be made to better reflect evolving best practices and improve effectiveness

•  Periodically reviews the compensation philosophy, target peer group, and target competitive positioning for reasonableness and appropriateness

•  Has direct access to MD&C Committee members without management involvement

•  Received de minimis compensation for limited advisory services provided with respect to broad-based compensation and for drafting and review of compensation-related disclosures in 2022

•  Details about the engagement of our new compensation consultant are provided below

Executive Management

•  Provides recommendations to the MD&C Committee with respect to compensation decisions for APA’s executive officers (other than the CEO and President)

•  Provides input regarding APA’s business strategy and performance

•  CEO and President, along with each member of the executive management team, provides the MD&C Committee with a self-assessment based on achievement of the agreed-upon objectives and other leadership accomplishments

•  CEO and President provides the MD&C Committee with performance evaluations and pay recommendations for other executive officers

26	APA Corporation

Engagement of New Independent Compensation Consultant

For 2022, the MD&C Committee continued its engagement with NFP Compensation Consulting (the Prior Consultant), as the independent compensation consultant for matters related to executive compensation, including the determination of 2022 base salaries and target incentive award opportunities. The Prior Consultant was retained through May 2022, at which time the MD&C Committee retained the services of Pearl Meyer & Partners, LLC (Pearl Meyer) as its independent compensation consultant for the remainder of the year.

Pearl Meyer was engaged to support the MD&C Committee’s efforts to conduct a comprehensive analysis of the current executive compensation program, in response to shareholder feedback following the Company’s 2022 annual meeting of shareholders. Pearl Meyer was selected as the independent compensation consultant after an extensive review process conducted by the MD&C Committee. The MD&C Committee determined that Pearl Meyer and the Prior Consultant were independent during 2022.

Compensation Peer Group

Peer group data contributes to our external market parity, recruitment, retention, and performance analysis. The MD&C Committee refers to data regarding compensation awarded to similarly situated officers by companies in the compensation peer group to ensure that our NEOs’ base salaries, target annual incentive compensation award opportunities, and equity grants are competitive. The compensation peer group is intended to reflect E&P companies of a similar size, scope of operations, complexity, and international footprint as APA.

The MD&C Committee uses the following criteria when determining the compensation peer group for companies in our industry:

●	Size: Companies with similar market capitalization (between 0.4x and 5.1x our market capitalization), revenues (between 0.3x and 3.0x our revenue), and assets (between 0.8x and 5.7x our assets)

●	Operations: Companies with similar domestic and/or international operations

●	Headquarters: Companies headquartered in Texas or surrounding states

●	Talent Competition: Companies with which we compete for executive talent

Based on the above criteria and as a result of consolidation in the industry, the 2022 compensation peer group is comprised of the following E&P companies, as approved by our MD&C Committee:

2022 Compensation Peer Group

Continental Resources, Inc.	EOG Resources, Inc.	Occidental Petroleum Corporation

Coterra Energy, Inc.	Hess Corporation	Ovintiv Inc.

Devon Energy Corporation	Marathon Oil Corporation	Pioneer Natural Resources Co.

Diamondback Energy, Inc.	Murphy Oil Corporation

For 2023, our MD&C Committee has determined it is appropriate to maintain the same compensation peer group, except that Continental Resources, Inc. (Continental) was removed following its take-private transaction in 2022.

2022 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. Our base salary program is designed to help us recruit and retain executive talent with experience in oil and gas E&P companies operating in the United States and internationally. In making base salary decisions, the MD&C Committee considers the CEO and President’s recommendations for non-CEO NEO salaries, as well as each NEO’s position and level of responsibility within the Company. The MD&C Committee considers factors such as relevant market data as well as individual performance and contributions.

Our NEOs’ base salaries were held flat in 2022.

Named Executive Officer	Base Salary on January 1, 2022 ($)	Change in 2022
John J. Christmann IV	1,300,000	No Change Base Salaries Remained Unchanged in 2022 for All of Our NEOs
Stephen J. Riney	795,000
P. Anthony Lannie	695,000
David A. Pursell	675,000
D. Clay Bretches	675,000

2023 Proxy Statement	27

Annual Incentive Compensation

Our annual incentive compensation plan is designed to motivate and reward our NEOs to create long-term value by achieving key short-term business objectives aligned with our long-term strategy. When determining individual annual incentive payouts, the MD&C Committee considers both corporate achievement of business objectives and each officer’s individual performance. In formulating and assessing the annual incentive compensation plan, we consider whether and to what degree the elements of the plan advance the Company’s long-term strategy.

Annual incentive targets are expressed as a percentage of base salary and based on market data, internal equity, and size and scope of job responsibilities. Actual awards may range from zero to 200% of target, depending on corporate and individual performance.

Base Salary ($)	Ó	Target Annual Incentive (%)	Ó	Corporate Performance (%)	Ó	Individual Performance (%)	=	Annual Incentive Award ($)

The table below discloses the annual incentive targets for each NEO for 2022.

Named Executive Officer	2022 Base Salary ($)	2022 Target Annual Incentive Opportunity (%)	2022 Target Annual Incentive Opportunity ($)

John J. Christmann IV	1,300,000	130	1,690,000

Stephen J. Riney	795,000	100	795,000

P. Anthony Lannie	695,000	80	556,000

David A. Pursell	675,000	100	675,000

D. Clay Bretches	675,000	100	675,000

Corporate Performance

Corporate performance under the annual incentive compensation plan is measured based on a pre-determined mix of quantitative metrics and strategic goals that are aligned with our purpose, vision, and strategy. These metrics are intended to reflect goals that can be acted upon within the current year and produce results that contribute to the long-term success of the Company. The threshold, target, and maximum achievement for each goal are generally set at the beginning of the year by the MD&C Committee and recommended for approval during the February Board meeting.

2022 Corporate Performance Metrics and Results

Metric	Rationale	Weighting

Quantitative Metrics		80

Financial

● Free Cash Flow(1)		Budget conservatively and aggressively manage cost structure to ensure free cash flow generation and prioritize debt reduction

● Cash Costs per Barrel of Oil Equivalent (BOE)(2)		Maintain our focus on managing production expenses and overhead costs in an inflammatory environment to maximize cash flow

Operational

● Drilling Capital Efficiency(3)		Prudently allocate capital to drilling projects to optimize long-term returns

● All-in Finding and Development (F&D)(4)		Focus management on exploration and development activities that yield reserve additions at a reasonable cost

ESG, Health, and Safety		Focus our efforts on air, water, and communities & people, to ensure long-term sustainable business, and provide a safe, secure, healthy, and environmentally responsible workplace

Strategic Goals		20

Return a minimum of 60% of Free Cash Flow to shareholders		Delivery on the externally communicated shareholder return framework

Materially improve long-term outlook of the Company beyond 3-year plan		Improve APA’s investment proposition relative to peers via portfolio optimization and balance sheet management

Return Egypt to oil production growth		Establish a growth trajectory via increased investment leveraging modernized terms ratified by the government of Egypt at the end of 2021

28	APA Corporation

(1)

Free Cash Flow for goal metrics is calculated by taking cash flows from operations before changes in operating assets and liabilities, adjusted to exclude Sinopec’s noncontrolling interest and cash-based stock compensation expense, and subtracts upstream capital investment, non-oil and gas capital, capitalized interest, and Company dividends.

(2)

Cash costs per BOE includes lifting (direct) expense, workover expense, and overhead costs. This is calculated as total applicable costs for the year divided by total adjusted BOE production (excluding tax barrels and non-controlling interests) for the year.

(3)

Drilling capital efficiency is measured using the profitability index (P/I) metric, defined as the ratio of the discounted cumulative operating cash flow generated by a project relative to the discounted capital investment in the project using a 10% discount rate. It is calculated based on well and facility capital costs, life of well production forecasts, and operating costs and is fully burdened with overhead costs and non-overhead indirect costs.

(4)

All-in F&D costs are determined on a $/BOE basis by dividing the sum of drilling, completion, facility, land, seismic, and overhead costs for the year by the proved reserves added from extensions, discoveries, and engineering revisions. Costs include both capital and cash exploration expense. Both costs and reserves are determined on a GAAP basis (upstream only).

Corporate performance targets are set based on our approved annual corporate plan, which represents our expectations for the year, and are measured against a scorecard at the end of the fiscal year. Because we conduct business in an industry that is driven by volatile commodity prices, our plan is reviewed regularly by management and the Board, so that we can adapt our operations to changing conditions as necessary. In particular, the MD&C Committee set the corporate performance targets outlined below in early 2022, considering the relevant business conditions at the time, a significant increase in capital expenditures for the year, high inflationary pressures, increased cash costs across the sector, and ongoing supply disruptions, which continued to drive higher dollar per BOE costs.

The 2022 scorecard, including metric weightings, performance targets, and actual results, is outlined below.

The MD&C Committee’s Final Scorecard 2022 Corporate Performance Metrics

Metric	Weight (%)	Performance Targets			Results	Payout (%)

Financial/Operational		Threshold	Target	Maximum

● Free Cash Flow (in millions)	20	$600	$1,200	$1,800	$2,669	40.0

● Cash Costs per BOE ($/BOE)	20	$16.00	$14.00	$12.00	$14.38	18.1

● Drilling Capital Efficiency (P/I)	10	1.70	2.00	2.30	1.80	6.7

● All-in F&D ($/BOE)	10	$21.00	$19.00	$17.00	$18.57	12.2

ESG, Health, and Safety	20	• Reduced upstream flaring in Egypt by 59%, exceeding our target of 40%; emission reductions were verified by a third-party • Established a Supplier Diversity Initiative and externally reported diverse spend by year-end • Achieved TRIR of 0.23, exceeding our target of 0.35; achieved a Severe Incident Rate of 0.011, exceeding our target of 0.030; and exceeded all process safety goals			Exceeded	40.0

Strategic Goals	20	• Returned ~66% of free cash flow to shareholders, exceeding our target of 60% • Materially improved long-term outlook of the Company (outside of the three-year plan) by improving our balance sheet (see Our 2022 Performance Highlights in the Executive Summary of this CD&A) • Oil volumes in Egypt strengthened throughout the year, delivering overall oil growth in 2022			Exceeded	30.0

Final Achievement	100					146.9

Individual Performance

Using the corporate objectives as a foundation, the MD&C Committee, with input from the CEO and President for all other NEOs, assesses the annual incentive compensation target for each executive against market conditions. Where needed, the MD&C Committee further tailors an executive’s annual incentive compensation to their responsibilities and performance, the executive’s impact on annual results, and internal alignment. Our CEO and President evaluates all other officers based on these same criteria. Our independent compensation consultant is involved in the determination of targets and recommended awards for all officers.

2023 Proxy Statement	29

In evaluating our NEOs’ contributions during 2022, the Committee considered each NEO’s specific contribution to the Company’s performance and key strategic initiatives and provided the individual performance modifier to reflect their respective contributions to those achievements.

2022 Annual Incentive Award Payouts

The CEO and President’s annual incentive award payout was determined by the MD&C Committee and recommended to the Board for approval. For each of the other NEOs, the MD&C Committee approved the CEO and President’s recommendations with respect to the annual incentive award payouts. The actual awards paid to the NEOs for 2022 were as follows:

Named Executive Officer	2022 Target (%)	2022 Target ($)	Corporate Performance Results (%)	Individual Performance Results* (%)	2022 Actual ($)	Actual as Percent of Target (%)
John J. Christmann IV	130	1,690,000	146.9	97.35	2,416,700	143.0
Stephen J. Riney	100	795,000	146.9	100.00	1,167,855	146.9
P. Anthony Lannie	80	556,000	146.9	100.00	816,764	146.9
David A. Pursell	100	675,000	146.9	92.00	912,249	135.1
D. Clay Bretches	100	675,000	146.9	92.00	912,249	135.1

*	Percentages may be rounded.

Long-Term Incentive Compensation

Our long-term incentive compensation plan is intended to align the long-term interests of our NEOs with the long-term interests of our shareholders. In 2022, long-term incentives were delivered using a mix of performance-based awards (performance shares) and time-based awards (restricted stock units) as follows:

Award Type	Weighting	Design At-a-Glance
Performance Shares	60%

Performance shares align executive pay with achievement of operational and financial metrics that are the most impactful to shareholders. Performance is measured against both relative and absolute metrics to provide a comprehensive and balanced evaluation of our long-term business performance. NEOs can earn between 0% and 200% of their target award opportunity.

If achievement warrants and the executive remains employed by the Company, performance shares vest 50% at the end of the three-year performance period, with the remaining 50% vesting the year after that. Performance shares are settled in cash, based on the closing share price on the vesting date.

		Measurement and Vesting Periods for Performance Shares

		Three-Year Performance Measurement Period			Vesting Period (as warranted)

		Beginning of Year 1 Grants Awarded	Year 2	Year 3	End of Year 3 50% Vested	End of Year 4 50% Vested

		These awards are eligible for dividend equivalents that accumulate during the performance period if dividends are declared and paid by the Company during such period, subject to the resulting performance multiple. If a payout is warranted, dividends are paid in cash at the end of the performance period based on the same achievement and vesting schedule as the underlying awards. Dividends are forfeited if the underlying awards are forfeited.
APA Restricted Stock Units (RSUs)	40%	RSUs vest ratably over three years. The NEOs receive common stock for a portion of the RSU awards that vest. The remaining portion of the RSUs are cash-based units under the 2016 Omnibus Compensation Plan and are paid in cash once the RSUs vest.

30	APA Corporation

2022 Long-Term Incentive Awards

In 2022, the NEOs received long-term incentive awards as follows:

Named Executive Officer	Performance Shares ($)	Restricted Stock Units(1) ($)	Total Target Award Value ($)

John J. Christmann IV	5,070,000	3,380,000	8,450,000

Stephen J. Riney	2,385,000	1,590,000	3,975,000

P. Anthony Lannie	1,501,200	1,000,800	2,502,000

David A. Pursell	1,620,000	1,080,000	2,700,000

D. Clay Bretches	1,620,000	1,080,000	2,700,000

(1)	RSUs are delivered in a combination of cash and shares at the time of vesting.

A Closer Look at the 2022 Performance Share Program

The 2022 performance share program was structured as follows:

2022 Performance Shares

Metric	Weighting	Detail
Relative TSR	40%	● Measured relative to the TSR Performance Peer Group set forth below over a three-year period ● Balanced payout scale ● Capped at 1x target if absolute TSR is negative
CROIC	40%

●  Designed to incentivize the sustained generation of returns to shareholders over the long-term, regardless of commodity price

●  Measured over a three-year period against targets determined based upon the average price of oil over the three-year performance period

●  Threshold payout is 0.5x and maximum payout is 2x

New for 2022: Reduction in CO2e Emissions	20%	● Assessed over a three-year period against performance targets determined for a list of identified projects, using the CO2e calculation method standards applicable to each country of operations

Relative Total Shareholder Return

Under the 2022 performance share program, our TSR performance is measured relative to 24 peer companies and the S&P 500 Index (which is weighted as two peers) over a three-year period:

2022 TSR Performance Peer Group

Antero Resources Corp.	Devon Energy Corporation	Magnolia Oil & Gas Corporation	Pioneer Natural Resources Co.

Chevron Corporation	Diamondback Energy, Inc.	Marathon Oil Corporation	Range Resources Corporation

Civitas Resources, Inc.	EOG Resources, Inc.	Matador Resources Company	Southwestern Energy Company

CNX Resources Corporation	EQT Corporation	Murphy Oil Corporation	S&P 500 Index (weighted as 2 peers)
ConocoPhillips Company	Exxon Mobil Corporation	Occidental Petroleum Corporation
Continental Resources, Inc.(1)	Hess Corporation	Ovintiv Inc.
Coterra Energy Inc.	Kosmos Energy Ltd.	PDC Energy, Inc.

(1)	The MD&C Committee subsequently removed Continental from our active TSR programs following its take-private transaction in 2022. The payout scale shown below reflects this removal.

The S&P 500 Index is included in the peer group, because the MD&C Committee believes that the Company should be measured against the broader market as well as its direct peers.

2023 Proxy Statement	31

Payouts and potential results under the relative TSR component of our performance share program closely align with our ability to create long-term shareholder value.

Rank	1–4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23–26

Payout (%)	200	185	170	160	150	140	130	120	110	100	90	80	70	60	50	40	30	20	15	—

Cash Return on Invested Capital

CROIC is calculated with the numerator as cash flow from operations before changes in working capital, excluding Egypt non-controlling interests, with financing costs added back, and the denominator as average debt plus average APA shareholders’ equity. Performance over the three-year period is measured as a percentage above or below target. The CROIC target is set based on a matrix of a three-year average West Texas Intermediate (WTI) price. The target is subject to adjustment based on the actual three-year average WTI price. The threshold payout of 50% is generally achieved at 10% below target, and the maximum payout of 200% is generally achieved at 10% above target.

Reduction in CO2e Emissions

The reduction in CO2e emissions is assessed over a three-year period against performance targets determined for a list of identified projects, using the CO2e calculation standards applicable to each country of operations. The target is to reduce 1,000,000 tons of CO2e annually from projects by 2024. The emissions eliminated related to the projects will be verified externally.

2020 Performance Share Program Payout

The 2020 performance share program resulted in a 155% payout based on the results below:

Metric	Threshold	Target	Max	Result	Achievement of Target	Plan Allocation	Achievement

Relative TSR(1)	Based on Payout Scale Below			9 out of 18	110%	50%	55%

CROIC	20.0% 50% payout	22.0% 100% payout	24.0% 200% payout	31%	200%	50%	100%

Overall Achievement:							155%
(1)

To calculate the relative TSR results for all programs prior to 2022, we use the average per share closing price for the month of December immediately preceding the beginning and end of the performance period. The Company’s TSR performance for the 2020 performance share program was 9 out of 18, which resulted in a payout of 110% based on the payout scale set forth below. Additional details about the 2020 performance share program were previously provided in the Company’s 2021 proxy statement.

Rank	1-3	4	5	6	7	8	9	10	11	12	13	14	15	16-18

Payout (%)	200	185	170	155	140	125	110	90	75	60	45	30	15	—

The relative TSR payout level for the 2020 performance share program shows that long-term compensation is tied to long-term performance.

Other Compensation Practices, Policies, and Guidelines

Executive Officer Stock Ownership Requirements

Under APA’s stock ownership guidelines, executive officers are required to own shares of APA common stock equal in value to a specified multiple of their annual base salary, set forth below:

CEO and President	Chief Financial Officer	Executive Vice Presidents	Senior Vice Presidents	Vice Presidents
10x	4x	3x	2.5x	2x

✓ All of our officers currently meet or exceed their applicable stock ownership requirements.

Additionally, each officer is required to hold a minimum of 15%, on an after-tax basis, of all shares acquired upon the vesting of RSUs and the realization of performance-based awards, and under the Company’s hedging policy, executive officers are prohibited from hedging Company stock. See Pledging and Hedging Policies above.

32	APA Corporation

Clawback Policy

Should the Company’s reported financial or operating results be subject to a material negative restatement as the result of fraud, intentional misconduct, or gross negligence of an executive officer, the Company has the right to recover from such executive officer an amount corresponding to any incentive award or portion thereof (including any cash bonus or equity-based award) that the Company determines would not have been granted, vested, or paid had the Company’s results as originally reported been equal to the Company’s results as subsequently restated. The Company will apply a three-year lookback period from the date of any such material negative restatement. Subject to applicable law, the Company has the right to recover such amount by requiring the executive officer to re-pay such amount to the Company by direct payment to the Company or such other means or combination of means as the Company determines to be appropriate.

If the Company determines to seek a recovery pursuant to this policy, it will make a written demand for repayment from the executive officer and, if such person does not, within a reasonable period of time following such demand, tender repayment in response to such demand, and the Company determines that he or she is unlikely to do so, the Company may seek a court order against the executive officer for such repayment.

Option Awards

In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Benefits

Our NEOs receive the standard benefits received by all employees, including group health (medical, dental, pharmacy, and vision), group life, accidental death and dismemberment, business travel accident, disability plans, defined contribution retirement plans (a Money Purchase Retirement Plan and a 401(k) Savings Plan), paid parental, elder care, and bereavement leave, company and flex holidays, and vacation.

As part of their total compensation, our NEOs are eligible for additional benefits that are designed to maintain market competitiveness. These include a comprehensive annual physical examination, an individual cash-value-based variable universal life insurance policy of two times base salary, an enhanced individual long-term disability policy for 75% of eligible earnings, and continued employer and employee tax deferred contributions to a non-qualified retirement/savings plan once limits are reached in qualified retirement plans.

Our operations are spread around the globe, including locations that present a variety of physical and geo-political risks. For both business efficiency and security reasons, we require our CEO and President to use the Company’s aircraft for all air travel, unless good business judgment would require otherwise. More details on the above benefits are discussed under the All Other Compensation column in the Summary Compensation Table.

Risk Considerations in Compensation Programs

The MD&C Committee does not believe that the Company’s compensation programs encourage inappropriate risk taking. The MD&C Committee, with assistance from the independent compensation consultant, arrived at this conclusion for the following reasons:

●

Our employees receive both fixed and variable compensation. The fixed portion provides a steady income regardless of the Company’s stock performance. This allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price performance.

●

The goals and objectives for the annual incentive compensation plan are set to avoid overweighting any single factor that, if not achieved, would result in the loss of a large percentage of compensation.

●	Our equity awards for executives generally vest over three-year periods, which discourages short-term risk taking. Our substantial stock holding requirements extend these time frames further.

●	Our stock ownership requirements encourage a long-term perspective by our executives.

●

Our equity compensation plan provides that, unless otherwise specifically provided in an award agreement for specified events, such as retirement, our executives’ unvested long-term equity compensation is forfeited upon voluntary termination.

●	Our incentive programs have been in place for many years, and we have seen no evidence that they encourage excessive risk taking.

●	Essentially all of our employees participate in our equity-based compensation programs, regardless of business unit, which encourages consistent behavior across the Company.

2023 Proxy Statement	33

Tax Legislation Related to Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year commencing on or after January 1, 1994, for the compensation paid to certain highly compensated employees. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the Act), certain “performance-based compensation” was not counted toward this limit. The Act eliminated the “performance-based compensation” exemption as of November 2, 2017. The MD&C Committee intends generally to qualify compensation paid to its executive officers as deductible, but it reserves the right to pay compensation that is not deductible.

Internal Revenue Code Section 409A requires “nonqualified deferred compensation plans” to meet requirements to avoid acceleration of the recipient’s federal income taxation of the deferred compensation. The Internal Revenue Service issued final regulations in April 2007 regarding the application of Section 409A, which were generally effective January 1, 2009. Prior to effectiveness, companies were expected to comply in “good faith” with the statute, taking note of the interim guidance issued by the Internal Revenue Service. We amended several of our benefit plans for them to be exempt from Section 409A, while we continue to provide benefits through several plans that remain subject to Section 409A. The terms of these plans were amended before January 1, 2009, as necessary, and are intended to meet the requirements of the final regulations.

Compensation Committee Report

The MD&C Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based upon such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the MD&C Committee

Juliet S. Ellis, Chair	Annell R. Bay	Charles W. Hooper	David L. Stover

34	APA Corporation

Executive Compensation

Summary Compensation Table

The table below summarizes the compensation for the individuals listed below for all services rendered to the Company and its subsidiaries during fiscal years 2022, 2021, and 2020. The persons included in this table are the Company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers who served as executive officers of the Company during fiscal year 2022 (collectively, the NEOs).

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation(2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($) (h)	All Other Compensation(4) ($) (i)	Total ($) (j)

John J. Christmann IV CEO and President	2022	1,300,000	—	9,479,781	—	2,416,700	—	605,638	13,802,119
	2021	1,300,000	—	10,596,139	—	2,531,620	—	612,948	15,040,707
	2020	1,300,000	—	10,172,011	—	2,315,300	—	533,914	14,321,225

Stephen J. Riney EVP and Chief Financial Officer	2022	795,000	—	4,459,396	—	1,167,855	—	307,699	6,729,950
	2021	795,000	—	4,531,423	—	1,190,910	—	298,058	6,815,391
	2020	795,000	—	4,350,079	—	1,089,150	—	253,123	6,487,352

P. Anthony Lannie EVP and General Counsel	2022	695,000	—	2,806,876	—	816,764	—	234,577	4,553,217
	2021	695,000	—	2,852,223	—	832,888	—	223,087	4,603,198
	2020	695,000	—	2,738,082	—	761,720	—	188,131	4,382,933

David A. Pursell EVP, Development	2022	675,000	—	3,028,975	—	912,249	—	246,959	4,863,183
	2021	675,000	—	3,077,933	—	910,035	—	239,657	4,902,625
	2020	675,000	—	2,954,781	—	832,275	—	197,012	4,659,068

D. Clay Bretches EVP, Operations	2022	675,000	—	3,028,975	—	912,249	—	270,304	4,886,528
	2021	675,000	—	3,014,911	—	1,011,150	—	251,737	4,952,798
	2020	675,000	—	2,869,854	—	924,750	—	199,622	4,669,226

(1)

Value of RSU awards made during the fiscal year, based upon the aggregate grant date fair value determined in accordance with applicable FASB ASC Topic 718. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in the footnotes to the Grants of Plan Based Awards Table below and in Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The value of the RSU awards is expensed ratably over the term of the award. For 2022, the values of the RSU awards at the grant date, if the highest level of performance conditions were to be achieved, would be as follows:

Name	RSU Award at Highest Level of Performance ($)

Mr. Christmann	13,519,931

Mr. Riney	6,359,943

Mr. Lannie	4,003,143

Mr. Pursell	4,319,897

Mr. Bretches	4,319,897

(2)	Amounts reflected under column (g) are paid pursuant to the Company’s incentive compensation plan as described under Annual Incentive Compensation in the Compensation Discussion and Analysis section.

(3)	Earnings from the Non-Qualified Deferred Compensation Table are not included as they are not above-market or preferential earnings.

2023 Proxy Statement	35

(4)	The following table provides additional information for all other compensation paid during the 2022 fiscal year:

Name	Company Contributions to Retirement Plans(a) ($)	Company Contributions to Non- Qualified Plans(a) ($)	Life Insurance Premiums(b) ($)	Use of Company Property(c) ($)	Enhanced Long- Term Disability Coverage and Annual Physicals(d) ($)	Workplace Giving Program(e) ($)

Mr. Christmann	40,500	495,927	13,602	24,308	31,301	—

Mr. Riney	40,500	237,527	12,638	—	17,034	—

Mr. Lannie	40,500	173,404	459	—	15,214	5,000

Mr. Pursell	40,500	181,405	10,537	—	14,517	—

Mr. Bretches	40,500	195,561	9,212	—	15,031	10,000

(a)

Officers participate in two qualified retirement plans: the Apache Corporation 401(k) Savings Plan provides a match up to the first 8% of base pay and incentive bonus, and the Apache Corporation Money Purchase Retirement Plan provides an annual 6% Company contribution. Additionally, officers can elect to participate in the Apache Corporation Non-Qualified Retirement/Savings Plan to defer beyond the limits in the Apache Corporation 401(k) Savings Plan and continue Company contributions, which exceed the limits in the qualified plans. The APA Deferred Delivery Plan allows officers the ability to defer income in the form of deferred units from the vesting of RSUs under the Company’s 2007 Omnibus Equity Compensation Plan, 2011 Omnibus Equity Compensation Plan, and 2016 Omnibus Compensation Plan. The contributions into both non-qualified plans are reported in the Non-Qualified Deferred Compensation Table. The Company does not have a defined benefit plan for U.S. employees.

(b)

APA provides U.S. employees with two times their base salary under group term life insurance. Executives receive the first $50,000 of coverage under the same group term life insurance plan, and the remaining amount to bring them up to two times salary is provided in the form of universal life insurance policies.

(c)

These amounts are for use of corporate aircraft. During this fiscal year, the Board required Mr. Christmann to use the Company’s aircraft for all air travel for security reasons and to facilitate efficient business travel, unless good business judgment required otherwise. Even though the Company considers these costs a necessary business expense rather than a perquisite, in line with SEC guidance, the table includes the amounts attributable to each NEO’s personal aircraft usage. Executives are not reimbursed for the taxes on the income attributable to the personal use of corporate aircraft. The methodology for the valuation of non-integral use of corporate aircraft for disclosure in the Summary Compensation Table, in compliance with SEC guidance, calculates the incremental cost to the Company for personal use of the aircraft based on the cost of fuel and oil per hour of flight; trip-related inspections, repairs, and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hangar fees; supplies; passenger ground transportation; and other variable costs. Additionally, the value of trips attributable to philanthropic interests was included, even though they are seen as contributing to the goodwill of the Company. In addition, Standard Industry Fare Level tables, published by the Internal Revenue Service, are used to determine the amount of compensation income that is imputed to the executive for tax purposes for personal use of corporate aircraft.

(d)

In addition to the benefits for which all employees are eligible, the Company also covers the cost of a comprehensive annual physical and the full cost of enhanced long-term disability coverage for executive officers.

(e)

These amounts reflect payments made to qualified non-profit organizations under the Company’s Workplace Giving Program to match donations made by the officer. The administration of the Workplace Giving Program may result in reported amounts in excess of the annual matching limit, when a donation is made by an officer in one fiscal year, but the Company matching donation is not processed until the next fiscal year. Additional information about the Workplace Giving Program is provided in the Director Compensation section below.

36	APA Corporation

Grants of Plan Based Awards Table

The table below provides supplemental information relating to the Company’s annual incentive compensation plan and the Company’s grants of RSUs during fiscal year 2022 to the NEOs. There were no stock options or stock appreciation rights granted during fiscal year 2022. Also included, in accordance with SEC rules on disclosure of executive compensation, is information relating to the estimated grant date fair value of the grants. Neither the values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

Name/ Grant Type* (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
John J. Christmann IV
Annual		—	1,690,000	3,380,000	—	—	—	—	—	—	—
TSR	01/04/2022	—	—	—	6,884	68,839	137,678	—	—	—	2,882,969
CROIC	01/04/2022	—	—	—	34,419	68,839	137,678	—	—	—	2,027,991
ESG	01/04/2022	—	—	—	17,210	34,419	68,839	—	—	—	1,013,996
Cash RSU	01/04/2022	—	—	—	—	—	—	45,892 (3)(5)	—	—	1,351,978
Stock RSU	01/04/2022	—	—	—	—	—	—	68,839 (4)(5)	—	—	2,027,997
Stephen J. Riney
Annual		—	795,000	1,590,000	—	—	—	—	—	—	—
TSR	01/04/2022	—	—	—	3,238	32,383	64,766	—	—	—	1,356,192
CROIC	01/04/2022	—	—	—	16,191	32,383	64,766	—	—	—	953,997
ESG	01/04/2022	—	—	—	8,096	16,191	32,383	—	—	—	476,999
Cash RSU	01/04/2022	—	—	—	—	—	—	21,588 (3)(5)	—	—	635,982
Stock RSU	01/04/2022	—	—	—	—	—	—	32,382 (4)(5)	—	—	953,974
P. Anthony Lannie
Annual		—	556,000	1,112,000	—	—	—	—	—	—	—
TSR	01/04/2022	—	—	—	2,038	20,383	40,766	—	—	—	853,632
CROIC	01/04/2022	—	—	—	10,191	20,383	40,766	—	—	—	600,477
ESG	01/04/2022	—	—	—	5,096	10,191	20,383	—	—	—	300,239
Cash RSU	01/04/2022	—	—	—	—	—	—	13,588 (3)(5)	—	—	400,302
Stock RSU	01/04/2022	—	—	—	—	—	—	20,382 (4)(5)	—	—	600,454
David A. Pursell
Annual		—	675,000	1,350,000	—	—	—	—	—	—	—
TSR	01/04/2022	—	—	—	2,200	21,996	43,991	—	—	—	921,176
CROIC	01/04/2022	—	—	—	10,998	21,996	43,991	—	—	—	647,990
ESG	01/04/2022	—	—	—	5,499	10,998	21,996	—	—	—	323,995
Cash RSU	01/04/2022	—	—	—	—	—	—	14,663 (3)(5)	—	—	431,972
Stock RSU	01/04/2022	—	—	—	—	—	—	21,995 (4)(5)	—	—	647,973
D. Clay Bretches
Annual		—	675,000	1,350,000	—	—	—	—	—	—	—
TSR	01/04/2022	—	—	—	2,200	21,996	43,991	—	—	—	921,176
CROIC	01/04/2022	—	—	—	10,998	21,996	43,991	—	—	—	647,990
ESG	01/04/2022	—	—	—	5,499	10,998	21,996	—	—	—	323,995
Cash RSU	01/04/2022	—	—	—	—	—	—	14,663 (3)(5)	—	—	431,972
Stock RSU	01/04/2022	—	—	—	—	—	—	21,995 (4)(5)	—	—	647,973

*

Annual = Annual incentive award; TSR = TSR component of performance-based Cash RSUs; CROIC = CROIC component of performance-based Cash RSUs; ESG = ESG component of performance-based Cash RSUs; Cash RSU = Cash-based RSUs; and Stock RSU = Stock-based RSUs.

(1)

Reflects estimated possible payouts under the Company’s annual incentive compensation plan. The estimated amounts are calculated based on the applicable annual bonus target and base salary earnings for each NEO in effect for the 2022 measurement period. The maximum payout under the plan is 200% of target. The Company’s annual incentive compensation plan does not contain thresholds. Actual incentive bonus awards granted for 2022 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

For the grants made on January 4, 2022, the number of RSUs granted is shown as the target number, while the maximum number assumes a multiple of 2.0, and the threshold number shows the minimum number of RSUs earned if threshold performance goals are achieved.

2023 Proxy Statement	37

On January 4, 2022, pursuant to the 2016 Omnibus Compensation Plan, the Company established the 2022 Business Performance Program Specifications for corporate and regional executives and key employees who were employed on or before December 31, 2021. These employees, including the executives named in the Summary Compensation Table, were granted the right to receive RSUs, the number of which will be determined based on the Company’s achievement of three different measures of performance:

-

Total shareholder return (TSR) (weighted 40%): Compared to a peer group of 23 companies (given the removal of Continental following its take-private transaction in 2022) and one index weighted twice. At the conclusion of the three-year performance period, the Company’s performance will be directly ranked within the peer group. If the Company’s TSR ranks from 1 to 22, this will result in the application of a single multiplier to 40% of the target number of RSUs as shown in the table below. However, if the Company ranks 23-26, there will be no achievement for this portion of the award.

Rank	1–4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23–26
Payout (%)	200	185	170	160	150	140	130	120	110	100	90	80	70	60	50	40	30	20	15	—

TSR is determined by dividing (i) the sum of the cumulative amount of a company’s or index fund’s dividends for the performance period (assuming same-day reinvestment into the company’s common stock or index fund on the ex-dividend date) and the average share closing price of the Company’s common stock for the last three calendar months of the performance period minus the average share closing price for the three calendar months immediately preceding the beginning of the performance period by (ii) the average share closing price for the three months immediately preceding the beginning of the performance period.

-

CROIC (weighted 40%): Evaluated over a three-year performance period against a performance target determined at the beginning of the performance period. Performance is measured based on the three-year average relative to target based upon the average price of oil over the performance period.

-

Reduction in CO2e emissions (weighted 20%): Measured over a three-year period against targets determined for a list of identified projects, using the CO2e calculation standards applicable to each country of operations.

At the conclusion of the three-year performance period, which began on January 1, 2022, and will end on December 31, 2024, a calculation of the Company’s achievement of the performance measures will be made and the resulting percentage achievement will be applied to the target shares to derive the number of shares awarded. If achievement warrants, vesting will begin when performance share results are determined by the MD&C Committee in January 2025, with 50% of the adjusted number of RSUs vesting immediately and 50% vesting as of the first trading day on or after the anniversary of the first trading day following the close of the performance period, in January 2026. Employees must be employed during the entire performance period and on the date of vesting.

(3)

These awards reflect the number of RSUs granted under the terms of the 2016 Omnibus Compensation Plan. The grant date fair value of these awards, calculated in accordance with FASB ASC Topic 718, is based on a closing price of the Company’s common stock on the date of grant. Except as discussed below, the RSUs are generally non-transferable and no dividends are paid on such units until vested. The RSUs vest ratably over three years and may be paid only in cash based on the Company’s share price.

(4)

These awards reflect the number of RSUs granted under the terms of the 2016 Omnibus Compensation Plan. The grant date fair value of these awards, calculated in accordance with FASB ASC Topic 718, is based on a closing price of the Company’s common stock on the date of grant. Except as discussed below, the RSUs are generally non-transferable and no dividends are paid on such units until vested. The RSUs vest ratably over three years.

(5)

The 2016 Omnibus Compensation Plan is administered by the MD&C Committee. RSUs granted under the 2016 Omnibus Compensation Plan are subject to appropriate adjustment in the event of reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company. Upon both a change of control of the Company and termination of employment, all outstanding RSUs become automatically vested as of the date of such termination of employment. Generally, a change of control occurs when a person, partnership, or corporation acting in concert, or any or all of them, acquires more than 20% of the Company’s outstanding voting securities or upon a merger or similar combination, a sale of all or substantially all assets of the Company, or a change in the majority of the Company’s directors that is not approved by the Company’s incumbent Board.

38	APA Corporation

Outstanding Equity Awards at Fiscal Year-End Table

The table below provides supplemental information relating to the stock-based awards held by the NEOs as of December 31, 2022:

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($) (j)

John J. Christmann IV	26,114	—	—	80.89	05/16/2023	19,297 (2)	900,784	107,198 (8)	5,004,003 (8)
	129,624	—	—	41.24	02/03/2026	28,945 (3)	1,351,153	336,486 (9)	15,707,185 (9)
	82,004	—	—	63.25	01/05/2027	61,277 (4)	2,860,410	344,684 (10)	16,089,849 (10)
	120,855	—	—	46.27	01/16/2028	91,916 (5)	4,290,639	172,097 (11)	8,033,488 (11)
	—	—	—	—	—	45,892 (6)	2,142,239	—	—
	—	—	—	—	—	68,839 (7)	3,213,405	—	—

Stephen J. Riney	40,968	—	—	41.24	02/03/2026	8,253 (2)	385,250	43,436 (8)	2,027,592 (8)
	26,934	—	—	63.25	01/05/2027	12,379 (3)	577,852	143,899 (9)	6,717,201 (9)
	43,830	—	—	46.27	01/16/2028	26,205 (4)	1,223,249	147,404 (10)	6,880,819 (10)
	—	—	—	—	—	39,308 (5)	1,834,897	80,957 (11)	3,779,073 (11)
	—	—	—	—	—	21,588 (6)	1,007,728	—	—
	—	—	—	—	—	32,382 (7)	1,511,592	—	—

P. Anthony Lannie	34,110	—	—	80.89	05/16/2023	5,195 (2)	242,503	28,128 (8)	1,313,015 (8)
	34,140	—	—	41.24	02/03/2026	7,792 (3)	363,731	90,574 (9)	4,228,006 (9)
	18,285	—	—	63.25	01/05/2027	16,494 (4)	769,940	92,781 (10)	4,331,017 (10)
	30,798	—	—	46.27	01/16/2028	24,742 (5)	1,154,957	50,957 (11)	2,378,673 (11)
	—	—	—	—	—	13,588 (6)	634,288	—	—
	—	—	—	—	—	20,382 (7)	951,432	—	—

David A. Pursell	21,241	—	—	35.65	03/14/2028	5,606 (2)	261,688	23,904 (8)	1,115,839 (8)
	—	—	—	—	—	8,408 (3)	392,485	97,743 (9)	4,562,643 (9)
	—	—	—	—	—	17,800 (4)	830,904	100,123 (10)	4,673,742 (10)
	—	—	—	—	—	26,700 (5)	1,246,356	54,989 (11)	2,566,887 (11)
	—	—	—	—	—	14,663 (6)	684,469	—	—
	—	—	—	—	—	21,995 (7)	1,026,727	—	—

D. Clay Bretches	—	—	—	—	—	11,715 (2)	546,856	5,976 (8)	278,960 (8)
	—	—	—	—	—	3,504 (2)	163,567	65,162 (9)	3,041,762 (9)
	—	—	—	—	—	5,255 (3)	245,303	83,436 (10)	3,894,792 (10)
	—	—	—	—	—	14,806 (4)	691,144	54,989 (11)	2,566,887 (11)
	—	—	—	—	—	16,687 (4)	778,949	—	—
	—	—	—	—	—	16,687 (5)	778,949	—	—
	—	—	—	—	—	14,663 (6)	684,469	—	—
	—	—	—	—	—	21,995 (7)	1,026,727	—	—

(1)	Based on the per share closing price of the Company’s common stock of $46.68 on 12/30/2022.

(2)	Vests on 01/03/2023. These units may be paid only in cash.

(3)	Vests ratably on 01/03/2023.

2023 Proxy Statement	39

(4)	Vests ratably on 01/05/2023 and 01/05/2024. These units may be paid only in cash.

(5)	Vests ratably on 01/05/2023 and 01/05/2024.

(6)	Vests ratably on 02/01/2023, 01/04/2024, and 01/04/2025. These units my be paid only in cash.

(7)	Vests ratably on 02/01/2023, 01/04/2024, and 01/04/2025.

(8)

Final amount vested based on the Company’s TSR and business performance from 01/01/2019 — 12/31/2021, as certified by the MD&C Committee on January 28, 2022. As a result, 50% of the RSUs earned vested on 01/28/2022, and the remaining 50% of the RSUs vest on 01/01/2023. These units may be paid only in cash.

(9)

Final amount vested based on the Company’s TSR and business performance from 01/01/2020 — 12/31/2022, as certified by the MD&C Committee on January 25, 2023, and further discussed in the Compensation Discussion and Analysis section above. As a result, 50% of the RSUs earned vested on 01/25/2023, and the remaining 50% of the RSUs vest on 01/01/2024. These units may be paid only in cash.

(10)

Amount that vests will be based on the Company’s TSR and business performance from 01/01/2021 — 12/31/2023; no payout unless vesting occurs. If achievement warrants, 50% of the adjusted RSUs vest upon certification of the performance results and 50% of the adjusted RSUs vest on the first anniversary of the first day following the end of the performance period. As of 12/31/2022, two-year results would have resulted in a 165% payout under the 2021 Performance Share Program had it vested. Therefore, the value and amount in the table assumes that target levels of performance are achieved. These units may be paid only in cash.

(11)

Amount that vests will be based on the Company’s TSR and business performance form 01/01/2022 – 12/31/2024; no payout unless vesting occurs. If achievement warrants, 50% of the adjusted RSUs vest upon certification of the performance results and 50% of the adjusted RSUs vest on the first trading day on or after the anniversary of the first trading day following the end of the performance period. As of 12/31/2022, one-year results would have resulted in a 140% payout under the 2022 Performance Share Program had it vested. Therefore, the value and the amount in the table assumes that target levels of performance are achieved. These units may be paid only in cash.

Option Exercises and Stock Vested Table

The table below provides supplemental information relating to the value realized by each NEO upon the exercise of stock options and the vesting of RSUs and conditional grants during fiscal year 2022:

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(1) ($) (e)

John J. Christmann IV	—	—	293,060	8,671,619

Stephen J. Riney	—	—	120,987	3,588,608

P. Anthony Lannie	—	—	77,642	2,299,831

David A. Pursell	—	—	74,162	2,214,853

D. Clay Bretches	—	—	63,353	2,073,591

(1)	Reflects RSUs vested under the terms of the 2011 Omnibus Equity Compensation Plan and/or the 2016 Omnibus Compensation Plan.

40	APA Corporation

Non-Qualified Deferred Compensation Table

The table below provides supplemental information relating to compensation deferred during fiscal year 2022 under the terms of the Apache Corporation Non-Qualified Retirement/Savings Plan (NQ Plan) and/or the APA Deferred Delivery Plan (DDP) by the NEOs.

Name (a)	Non-Qualified Plan(1)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY(2) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

John J. Christmann IV	NQ Plan	279,529	495,927	2,501,833	—	8,179,853

	DDP	—	—	1,184,152	—	2,901,581

Stephen J. Riney	NQ Plan	131,873	237,527	1,894,746	—	5,318,992

P. Anthony Lannie	NQ Plan	95,231	173,404	197,726	—	2,109,127

David A. Pursell	NQ Plan	131,504	181,405	745,675	—	1,916,985

D. Clay Bretches	NQ Plan	107,892	195,561	(120,978)	—	695,722

(1)

NQ Plan: See footnote (4)(a) to the Summary Compensation Table above for a description of this plan. The amounts in column (b) are also included in the Summary Compensation Table under Salary and Non-Equity Incentive Plan Compensation, as appropriate, for 2022. The amounts in column (c) are also included in the Summary Compensation Table under All Other Compensation for 2022. The amounts in column (f) were previously reported in prior Summary Compensation Tables as follows:

Name	Amount Previously Reported ($)

Mr. Christmann	4,756,186

Mr. Riney	1,931,039

Mr. Lannie	2,458,343

Mr. Pursell	503,836

Mr. Bretches	364,491

DDP: See footnote (4)(a) to the Summary Compensation Table above and footnote (2) to the table under Equity Compensation Plan Information below for a description of this plan. For Mr. Christmann, $3,843,120 was previously reported in prior Summary Compensation Tables with respect to his holdings in the DDP.

(2)	Earnings not included in column (h) of the Summary Compensation Table as they are not above-market or preferential earnings.

2023 Proxy Statement	41

Potential Payments upon Termination or Change in Control

The Company is party to agreements and maintains plans that require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each NEO in each situation is listed in the following table for fiscal year 2022, assuming termination had occurred on December 31, 2022. All equity awards have been valued as of December 31, 2022.

Name	Type of Compensation	Retirement or Voluntary Termination(1) ($)	For Cause Termination ($)	Termination without Cause(2) ($)	Change in Control Termination(3) ($)	Death or Disability ($)

John J. Christmann IV	Cash Benefits	—	—	4,290,000	11,940,900	—
	Continued Health Insurance	—	—	22,797	45,595	—
	Continued Life Insurance	—	—	—	25,768	—
	Unvested & Accelerated RSUs	54,019,636	—	36,055,396	54,019,636	54,019,636

	Total	54,019,636	—	40,368,193	66,031,899	54,019,636

Stephen J. Riney	Cash Benefits	—	—	2,186,250	6,210,450	—
	Continued Health Insurance	—	—	16,432	32,864	—
	Continued Life Insurance	—	—	—	24,398	—
	Unvested & Accelerated RSUs(4)	11,780,865	—	15,496,486	23,561,730	23,561,730

	Total	11,780,865	—	17,699,168	29,829,442	23,561,730

P. Anthony Lannie	Cash Benefits	—	—	1,772,250	4,784,760	—
	Continued Health Insurance	—	—	16,432	32,864	—
	Continued Life Insurance	—	—	—	150	—
	Unvested & Accelerated RSUs	14,867,300	—	9,790,784	14,867,300	14,867,300

	Total	14,867,300	—	11,579,466	19,685,074	14,867,300

David A. Pursell	Cash Benefits	—	—	1,856,250	4,977,990	—
	Continued Health Insurance	—	—	22,797	45,595	—
	Continued Life Insurance	—	—	—	20,328	—
	Unvested & Accelerated RSUs	—	—	10,264,453	15,742,737	15,742,737

	Total	—	—	12,143,500	20,786,650	15,742,737

D. Clay Bretches	Cash Benefits	—	—	1,856,250	5,137,900	—
	Continued Health Insurance	—	—	22,797	45,595	—
	Continued Life Insurance	—	—	—	17,678	—
	Unvested & Accelerated RSUs	—	—	8,311,041	13,619,030	13,619,030

	Total	—	—	10,190,088	18,820,203	13,619,030

(1)

The awards allow continued vesting beyond retirement after attaining age 55 and a specified combination of age and years of service. This provision also applies to performance share awards for eligible participants, provided that such retirement occurs after the first three months of the performance period and not before. As of December 31, 2022, each NEO’s age and years of service would have resulted in continued vesting of such NEO’s outstanding awards beyond retirement, subject to compliance with conditions set forth in the plan and the awards, in the following percentages:

Name	Continued Vesting Beyond Retirement (%)

Mr. Christmann	100

Mr. Riney	50

Mr. Lannie	100

Mr. Pursell	—

Mr. Bretches	—

42	APA Corporation

(2)

Reflects amounts in accordance with the Executive Termination Policy (ETP) as amended and restated on March 1, 2021. Under the ETP, each NEO would be entitled to receive the following benefits in connection with a termination of employment without cause:

(i)	two times base salary for the CEO and President and 1.75 times base salary for the other NEOs;
(ii)	a prorated target bonus;
(iii)	twelve months’ COBRA subsidy at active employee rates;
(iv)

three years’ service credit toward retiree medical, which would apply only to Mr. Christmann and Mr. Riney, given their age and service, but would not apply to any of the other NEOs based on their age and/or service;

(v)	prorated vesting for RSUs and stock options and extension of exercise period to full life of original stock option award; and
(vi)

prorated vesting based on time in performance period for performance shares, provided the NEO has participated in the performance program for at least one year of the performance period (calculated at the end of the performance period and, if a payout is warranted, paid in cash according to the performance program’s vesting schedule).

The value included in the table for accelerated vesting of RSUs assumes that target performance is achieved with respect to any RSUs that vest based on the achievement of performance measures. NEOs will not be entitled to any payments under the ETP if they are entitled to payments under the Income Continuance Plan (discussed below). A condition precedent to an NEO receiving the benefits under the ETP is the execution of a full and final release of all claims against the Company in a form approved by the Company.

(3)

The Company has established the Income Continuance Plan (ICP) as amended and restated on March 1, 2021. The plan provides that all officers of the Company, including the NEOs, and all employees who have reached the age of 40, served the Company for more than ten years, or have been designated for participation based upon special skills or experience will receive the following payments and benefits if their employment is terminated in connection with or within two years following a “change in control” of the Company (as defined in the plan):

(i)	for executive officers only, a lump sum payment equal to 12 times the employee’s “monthly compensation”;
(ii)	payment of the monthly compensation on a monthly basis for 24 months following termination of employment;
(iii)	a prorated bonus;
(iv)	two years of employer contributions that would have been made to the Company’s qualified retirement plans on the employee’s behalf had such termination of employment not occurred;
(v)	continuation of medical, dental, vision, and employee assistance benefits for 24 months at no greater than active employee rates, grossed-up for any amounts that are paid on an after-tax basis; and
(vi)	continued life insurance benefits for 24 months at no greater than active employee rates.

For the purposes of the ICP, “monthly compensation” means one-twelfth of all cash compensation, including salary, incentive compensation, and bonuses, but excluding any cash paid pursuant to the Company’s long-term incentive programs, paid to the employee during the year immediately preceding the termination date; provided, that for purposes of determining monthly compensation, bonuses shall be valued at the greater of (A) the target bonus for the year in which the termination occurs or (B) the average bonus paid to the employee during the three years immediately preceding the termination date. In addition, under our equity compensation plans and award agreements, each NEO would receive full accelerated vesting of all equity awards, with vesting based on target performance being achieved with respect to any performance awards that have not been completed as of the termination date.

(4)

On February 18, 2015, Mr. Riney was granted 45,000 RSUs, which have since fully vested, and 60% of these shares will not be eligible for sale by Mr. Riney until such time as he retires or terminates employment with the Company. If Mr. Riney is terminated by the Company without cause and not by reason of becoming disabled or if he terminates employment for good reason, the above restriction will lapse.

Payments Made Upon Death or Disability

Our equity plans provide for full acceleration of outstanding equity awards upon a termination of employment due to death or disability. In addition to the benefits listed in the preceding table, payments will also be made under the Company’s life insurance plan in the event of death for the officers listed above. In the event of disability, these executive officers would benefit under the Company’s disability insurance plan.

2023 Proxy Statement	43

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the
Dodd-Frank
Act) and Item 402(v) of Regulation
S-K,
we provide the following disclosure regarding executive “compensation actually paid” (CAP), calculated in accordance with SEC rules, and certain Company performance for the fiscal years listed below.
This
disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our executives, how our executives’ compensation relates to Company performance, or how the MD&C Committee evaluates compensation decisions in light of Company or individual performance. For example, the MD&C Committee does not use CAP as a basis for making compensation decisions, nor does it use net income (as reflected below) for purposes of determining our executive’s incentive compensation. Please refer to our
Compensation Discussion and Analysis
for a complete description of how executive compensation relates to Company performance and how the MD&C Committee makes its compensation decisions.
The information provided under this Pay versus Performance section will not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference.

Year (a)	Summary Compensation Table Total for PEO (1) ($) (b)	Compensation Actually Paid to PEO (2) ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3) ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (6) ($) (h)	Free Cash Flow (7) ($) (i)
					Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return (5) ($) (g)

2022	13,802,119	37,002,785	5,258,220	12,358,523	189.47	180.98	3,674,000,000	2,458,000,000

2021	15,040,707	27,948,348	5,318,503	9,347,083	107.38	113.41	973,000,000	1,823,000,000

2020	14,321,225	4,161,792	5,049,645	2,445,197	56.29	66.35	(4,860,000,000)	182,000,000

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for John J. Christmann IV, our CEO and President since January 2015, for each corresponding year in the “Total” column of the
Summary Compensation Table
.

(2)
The dollar amounts reported in column (c) represent the amount of compensation actually paid to Mr. Christmann, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Christmann during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Christmann’s total compensation as reported in the
Summary Compensation Table
for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Change in the Actuarial Present Value of Pension Benefits (a) ($)	Pension Benefit Adjustments (a) ($)	Reported Value of Equity Awards (b) ($)	Total Equity Award Adjustments (c) ($)	Compensation Actually Paid to PEO ($)

2022	13,802,119	—	—	(9,479,781)	32,680,447	37,002,785

2021	15,040,707	—	—	(10,596,139)	23,503,780	27,948,348

2020	14,321,225	—	—	(10,172,011)	12,578	4,161,792

(a)	The Company does not have any defined benefit or actuarial pension plans applicable to our U.S. employees, including our NEOs.

(b)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(c)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the amounts specified in the following table, in accordance with the requirements of Item 402(v) of Regulation
S-K.
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments* ($)

2022	14,735,109	16,249,187	—	779,729	—	916,422	32,680,447

2021	17,107,671	6,070,063	—	221,021	—	105,024	23,503,780

2020	5,643,936	(6,398,628)	—	392,916	—	374,355	12,578
*  Totals may not match the sum of the preceding columns due to rounding.

44	APA Corporation

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO
NEOs as a group in the “Total” column of the
Summary Compensation Table
in each applicable year. The names of each of the
non-PEO
NEOs included in each of the years in the table for purposes of calculating the average amounts in each year presented are Stephen J. Riney, P. Anthony Lannie, David A. Pursell, and D. Clay Bretches.

(4)
The dollar amounts reported in column (e) represent the average amount of compensation actually paid to the non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the non-PEO
NEOs as a group for each year to determine the compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Change in the Actuarial Present Value of Pension Benefits (a) ($)	Average Pension Benefit Adjustments (a) ($)	Average Reported Value of Equity Awards (b) ($)	Average Equity Award Adjustments (c) ($)	Average Compensation Actually Paid to non-PEO NEOs ($)

2022	5,258,220	—	—	(3,331,056)	10,431,359	12,358,523

2021	5,318,503	—	—	(3,369,123)	7,397,703	9,347,083

2020	5,049,645	—	—	(3,228,199)	623,751	2,445,197

(a)	The Company does not have any defined benefit or actuarial pension plans applicable to our U.S. employees, including our NEOs.

(b)
The grant date fair value of equity awards represents the average of the total amounts reported in the “Stock Awards” and “Option Awards” columns in the
Summary Compensation Table
for the
non-PEO
NEOs for the applicable year.

(c)	The amounts deducted or added in calculating the total average equity award adjustments, using the same methodology described in footnote (2)(c) above, are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year ($)	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)

2022	5,177,694	4,726,618	—	254,461	—	272,586	10,431,359

2021	5,560,905	1,581,939	—	182,175	—	72,684	7,397,703

2020	2,077,200	(1,577,673)	—	34,091	—	90,133	623,751

(5)
Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Dow Jones U.S. Exploration & Production Index, which is the same published industry index the Company uses for purposes of Item 201(e)(1)(ii) of Regulation
S-K.

(6)	The dollar amounts reported represent the amount of net income (loss) previously disclosed in the Company’s audited GAAP financial statements for the applicable year, as required by Regulation S-X.

(7)
Free Cash Flow for purposes of this Pay versus Performance table is calculated by taking cash flows from operations before changes in operating assets and liabilities, including Sinopec’s noncontrolling interest, and subtracts upstream capital investment and distributions to Sinopec’s noncontrolling interest. This is a different formulation of Free Cash Flow as compared to what is used in the Company’s goal metrics, as described in the
Compensation Discussion and Analysis
section.

2023 Proxy Statement	45

The illustrations below provide a graphical description of the relationship between CAP (as calculated in accordance with SEC rules) and the information presented in the Pay versus Performance table.

Financial Performance Measures
In our assessment, the most important fina
ncia
l pe
rform
an
ce measures us
ed to lin
k C
AP (as calculated in accordance with the SEC rules) to our NEOs in 2022 to our performance were:

● Free Cash Flow
● Cash Return on Invested Capital (CROIC)
● Cash Costs per BOE ($/BOE)
● All-in F&D ($/BOE)

46	APA Corporation

CEO Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, the following is a reasonable estimate of the ratio of the annual total compensation of our CEO and President to the annual total compensation of our median employee.

The annual total compensation of our median employee for 2022 was $194,571. As disclosed in the Summary Compensation Table, our CEO and President’s annual total compensation for 2022 was $13,802,119. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO and President to the annual total compensation of our median employee was 71:1.

We did not have any substantial changes in our workforce population that we believe would significantly impact our pay ratio calculation. Therefore, we utilized the same median employee that we identified in our 2021 pay ratio analysis. We identified the median employee using the employee population on December 31, 2020, that received taxable compensation (other than our CEO and President) for the calendar year 2020. We evaluated gross compensation, excluding equity, as a consistently applied compensation measure. We did not annualize the wages for new employees who were employed for less than the full fiscal year or make cost of living adjustments.

This information is being provided for compliance purposes. Neither the MD&C Committee nor the executives of our Company use the pay ratio measure in making compensation decisions.

Compensation Committee Interlocks and Insider Participation

During all or part of 2022, William C. Montgomery, Annell R. Bay, Juliet S. Ellis, Charles W. Hooper, H. Lamar McKay, and David L. Stover served on the MD&C Committee. No executive officer of the Company serves, or in the past year has served, as a member of the compensation (or similar) committee or on the board of directors of another entity, one of whose executive officers served on the Company’s MD&C Committee or as a member of the Board. During fiscal year 2022, no member of the MD&C Committee (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company, or (iii) had any business relationship or conducted any business with the Company other than as an independent director of the Company. The Board evaluated each member’s independence under the independence standards promulgated by Nasdaq for compensation committees and determined that each member was independent for purposes of serving on the Company’s MD&C Committee.

Certain Business Relationships and Transactions

The Board has adopted a Code of Business Conduct and Ethics, which was last revised in September 2021. The Code of Business Conduct and Ethics prohibits conflicts of interest between any director, officer, or employee and the Company. The Code of Business Conduct and Ethics requires directors, officers, and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest.

Pursuant to its charter, the CRG&N Committee reviews on an ongoing basis all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K to prevent conflicts of interest. The CRG&N Committee reviews a transaction in light of the affiliations of the director, officer, or employee and the affiliations of such person’s immediate family. Transactions are presented to the CRG&N Committee for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred.

If the CRG&N Committee finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The CRG&N Committee will approve or ratify a transaction if it determines that the transaction is consistent with the best interests of the Company. The determination of the CRG&N Committee is documented in the committee’s minutes.

The Board reviews transactions to determine whether a transaction impairs the independence of a director, and such determination is documented in the Board’s minutes.

2023 Proxy Statement	47

Director Compensation

Summary of 2022 Director Compensation

Under the terms of the Company’s Non-Employee Directors’ Compensation Plan, as amended and restated on July 13, 2017 (the Directors’ Compensation Plan), and the Company’s Non-Employee Directors’ Restricted Stock Units Program (the RSU Program), each non-employee director receives an annual retainer, generally paid one-third in cash and two-thirds in stock.

The equity component of the annual Board retainer for the Company’s non-employee directors is not paid out until the non-employee director retires or otherwise leaves the Board.

The retirement plan for the Company’s non-employee directors limits participation to those members first elected to the Board on or before June 30, 2014.

Non-Employee Directors’ Cash Compensation

During 2022, under the terms of the Directors’ Compensation Plan, each non-employee director received an annual cash retainer for service on the Board, with the non-executive chair of the Board, the chair of each committee, and each member of the Audit Committee receiving an additional cash retainer, as set forth in the table below. Any service for a portion of a year is prorated accordingly. Directors do not receive separate meeting attendance fees.

Annual Cash Retainer	Amount ($)

All Non-Employee Directors	100,000

Additional Retainer for Non-Executive Chair of the Board	100,000

Additional Retainer for Audit and MD&C Committee Chairs	20,000

Additional Retainer for CRG&N Committee Chair	15,000

Additional Retainer for Audit Committee Non-Chair Members	5,000

Under the terms of the Directors’ Compensation Plan, non-employee directors can defer receipt of all or any portion of their cash retainers. Deferred cash amounts accrue interest equal to the Company’s rate of return on its short-term marketable securities. Once each year, participating directors may elect to transfer all or a portion of their deferred cash amounts into the form of shares of APA common stock. After such election, amounts deferred in the form of APA common stock accrue dividends as if the stock were issued and outstanding when such dividends were payable. All deferred amounts, as well as accrued interest and dividends, are maintained in a separate memorandum account for each participating non-employee director. Amounts are paid out in cash and/or shares of APA common stock, as applicable, upon the non-employee director’s retirement or other termination of his or her directorship, or on a specific date, in a lump sum or in annual installments over a ten-year (or shorter) period.

Non-Employee Directors’ Restricted Stock Units Program

During 2022, pursuant to the RSU Program, all non-employee directors were eligible to receive grants of RSUs at the end of each calendar quarter, with the number of RSUs granted calculated by dividing one-fourth of the total amount payable to such non-employee director in the table below by the fair market value of a share of APA common stock on the date of grant, rounded down to the nearest whole number.

Annual RSU Grant	Amount ($)

All Non-Employee Directors	200,000

Additional Grant for Non-Executive Chair of the Board	100,000

Grants under the RSU Program were made pursuant to the Company’s 2016 Omnibus Compensation Plan. Each RSU is equivalent to one share of APA common stock. If applicable, the grant is prorated for the non-employee director’s or non-executive chair’s service during the calendar quarter.

48	APA Corporation

The RSUs vest as of the grant date, with 100% automatic, mandatory deferral into the Outside Directors’ Deferral Program (the Deferral Program) established pursuant to the Company’s 2016 Omnibus Compensation Plan. Deferrals are invested in stock units with each stock unit being equivalent to one share of APA common stock. Stock units accrue dividends as if the stock was issued and outstanding when such dividends were payable, and all dividend amounts are invested in additional stock units. All stock units are maintained in a separate memorandum account for each non-employee director. Stock units in the Deferral Program will be converted to shares of APA common stock and paid out upon the non-employee director’s retirement or other termination of his or her directorship.

Workplace Giving Program

During 2022, non-employee directors were eligible to participate in the Company’s Workplace Giving Program, which provides Company-matching gifts to qualified non-profit organizations on a dollar-for-dollar basis, up to an annual maximum of $10,000 per person. The Workplace Giving Program is generally available to current employees and directors and supports the Company’s efforts to give back to the communities where we live and work.

Annual Review of Director Compensation

In our annual review of director compensation, the benchmarking analysis provided to the Board for 2022 indicated that our average director compensation was just below the 50th percentile of the 2022 compensation peer group at that time. For information on the 2022 compensation peer group, see the Compensation Discussion and Analysis section above.

Director Stock Ownership Requirements

The Company has a minimum share ownership requirement for non-employee directors that requires each non-employee director to directly own shares and/or share equivalents the total value of which is equal to or greater than six times the annual Board retainer paid in cash, excluding additional retainers for service as a committee chair or as non-executive chair of the Board. Based on the current annual Board cash retainer of $100,000, each non-employee director is required to own shares and/or share equivalents the total value of which is at least $600,000, based on the value as of the acquisition date.

Multiple of Annual Retainer

Director Stock Ownership Requirement	6x

Non-employee directors must meet the ownership requirement within three years of the later of (i) July 16, 2014, or (ii) the date of his or her appointment to the Board. Once achieved, each non-employee director must continue to meet the minimum share ownership requirement for the duration of his or her service on the Board. As of February 28, 2023, each non-employee director, other than Lt. Gen. Hooper, Mr. McKay, and Mr. Stover, directly owned shares of the Company’s common stock and/or share equivalents with total value equal to or greater than the minimum threshold. Mr. McKay has until February 2024, and Lt. Gen. Hooper and Mr. Stover have until February 2025, to meet the requirement. See beneficial ownership information under the heading Securities Ownership and Principal Holders below.

Outside Directors’ Retirement Plan

An unfunded retirement plan for non-employee directors was established in December 1992. The Outside Directors’ Retirement Plan was most recently amended on July 16, 2014, effective as of June 30, 2014, to (i) limit participation to those members first elected to the Board on or before June 30, 2014, and (ii) specify that the amount of benefits will be determined as of the earlier of the date the non-employee director ceases to be a member of the Board or June 30, 2014, at which date the annual cash Board retainer was $150,000.

The plan is administered by the MD&C Committee and generally pays an annual benefit equal to 100% of the retired director’s annual cash Board retainer for a period based on length of service. Payments are made either (i) on a quarterly basis, for a maximum of ten years, or (ii) in a single lump sum equal to the net present value of the quarterly payments to which the director is entitled and are paid from the general assets of the Company. In the event of the director’s death prior to receipt of all benefits payable under the plan, the remaining benefits are payable to the director’s surviving spouse or designated beneficiary until the earlier of the termination of the payment period or the death of the surviving spouse or designated beneficiary. During 2022, benefits were paid under this plan to six former directors who retired from the Company’s Board in 2013 through 2022.

2023 Proxy Statement	49

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the 2022 fiscal year:

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(2) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($) (f)	All Other Compensation(4) ($) (g)	Total ($) (h)

Annell R. Bay	115,000	199,925	—	—	—	10,000	324,925

Juliet S. Ellis	112,692	199,925	—	—	—	10,000	322,617

Charles W. Hooper	91,111	182,153	—	—	—	—	273,264

Chansoo Joung	120,000	199,925	—	—	—	—	319,925

John E. Lowe(5)	134,239	201,216	—	—	1,195,597(7)	—	1,531,052

H. Lamar McKay	132,880	232,762	—	—	—	—	365,643

William C. Montgomery(6)	44,222	—	—	—	4,435,137(7)	—	4,479,359

Amy H. Nelson	105,000	199,925	—	—	—	6,700	311,625

Daniel W. Rabun	105,000	199,925	—	—	—	—	304,925

Peter A. Ragauss	105,000	199,925	—	—	—	—	304,925

David L. Stover	85,833	171,614	—	—	—	—	257,447

(1)

Employee directors do not receive additional compensation for serving on the Board. John J. Christmann IV, the Company’s CEO and President, is not included in this table as he was an employee of the Company during 2022. The compensation he received as an employee of the Company is shown in the Summary Compensation Table.

(2)

Grant date fair value, as computed in accordance with FASB ASC Topic 718, of RSUs granted during 2022 to each non-employee director based on the per share closing price of the Company’s common stock on the date of grant. None of the non-employee directors had unvested RSUs or restricted APA common stock at year-end 2022.

(3)	Earnings not included in column (f) of the Director Compensation Table as they are not above-market or preferential earnings.

(4)

These amounts reflect payments made to qualified non-profit organizations under the Company’s Workplace Giving Program to match donations made by the director. The administration of the Workplace Giving Program may result in reported amounts in excess of the annual matching limit, when a donation is made by a director in one fiscal year, but the Company matching donation is not processed until the next fiscal year. Additional information about the Workplace Giving Program is provided above.

(5)	On July 14, 2022, Mr. Lowe notified the Board of his decision to retire from the Board, effective September 1, 2022.

(6)	On March 7, 2022, Mr. Montgomery notified the Board of his intention not to stand for re-election at the 2022 annual meeting of shareholders.

(7)

Benefits paid pursuant to the Outside Directors’ Retirement Plan. Includes $3,136,327 for Mr. Montgomery in stock awards ($2,998,625 in previously reported awards and $137,702 for RSUs granted in 2022) that were deferred pursuant to the Directors’ Compensation Plan and the Deferral Program. See above for a description of the Outside Directors’ Retirement Plan. Benefits are paid quarterly for a maximum of ten years or in a lump sum, dependent on a director’s election. Messrs. Lowe and Montgomery each elected a lump sum payment. The plan was amended in 2014 so that members of the board who are first elected to the Board of Directors after June 30, 2014, are not eligible for the Outside Directors’ Retirement Plan.

50	APA Corporation

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR (PROPOSAL NO. 11)

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the registered public accounting firm (independent auditor) employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (i) reviews the qualifications, performance, and independence of the independent auditor, (ii) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (iii) considers whether the independent auditor should be rotated in order to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed Ernst & Young LLP (EY), an independent auditor, to audit the Company’s financial statements for the fiscal year ending December 31, 2023. EY served as the Company’s independent auditor for the fiscal year ended December 31, 2022, and reported on the Company’s consolidated financial statements for that year, as well as the effectiveness of the Company’s internal control over financial reporting. EY has served as the independent auditor of the Company since 2002. The Board believes that the continued retention of EY to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders and, at the request of the Audit Committee, is asking you to ratify that appointment.

Representatives of EY will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions regarding APA’s business.

Although shareholder ratification is not required, the appointment of EY as the Company’s independent auditor for fiscal year 2023 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take shareholders’ opinions regarding the appointment of EY into consideration in future deliberations. If EY’s appointment is not ratified at the annual meeting, the Audit Committee will consider the engagement of another independent auditor. The Audit Committee may terminate EY’s engagement as the Company’s independent auditor without the approval of the Company’s shareholders whenever the Audit Committee deems appropriate.

Fees Paid to the Independent Auditor

The fees paid to EY for 2022 and 2021 were as follows:

Description	2022 ($)	2021 ($)
Audit Fees(1)	5,050,000	4,720,000
Audit-Related Fees(2)	221,000	105,000
Tax Fees(3)	258,000	219,000
All Other Fees(4)	1,000	2,000
Total	5,530,000	5,046,000

(1)

Audit Fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting, the reviews of the financial statements included in the Forms 10-Q, statutory audits, issuance of comfort letters, consents, and assistance and review of documents filed with the SEC.

(2)

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-related services include consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” and agreed upon or expanded audit procedures.

(3)	Tax Fees were for services related to tax planning and compliance, tax-related and structuring-related consultation, and tax services related to potential acquisitions or dispositions.

(4)	All Other Fees were for the use of proprietary software.

All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by EY is compatible with maintaining auditor independence.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

2023 Proxy Statement	51

Pre-Approval of Independent Auditor Services and Fees

To ensure the independence of our independent auditor and to comply with the applicable securities laws, Nasdaq listing standards, and the Audit Committee charter, the Audit Committee has established a policy and related procedures with respect to services that may be performed by the Company’s independent auditor (the Pre-Approval Policy).

The Pre-Approval Policy provides that the Company’s independent auditor may not perform any service for APA, subject to those exceptions that may be permitted by applicable law, unless (i) the service has been pre-approved by the Audit Committee or (ii) the Company engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by the Company’s independent auditor by applicable securities laws.

Pursuant to the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent auditor and a maximum amount of fees for each category. The Audit Committee reassesses these service categories and the associated maximum fee limits annually. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. The Audit Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved or that exceed pre-approved fee amounts. The Audit Committee grants pre-approval, subject to fee limits, for services that fall within the “All Other Fees” category on an engagement-by-engagement basis.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests to pre-approve services and maximum fee limits, provided that the member informs the Audit Committee of his or her decision at the Audit Committee’s next scheduled meeting.

The Board recommends that you vote “FOR” ratification of appointment of EY as the Company’s independent auditor for fiscal year 2023.

52	APA Corporation

Report of the Audit Committee

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is operated under a charter that specifies the scope of the committee’s responsibilities. The charter, which is reviewed annually and available on the Company’s website at www.apacorp.com, was last amended and restated effective March 1, 2021.

The Board has determined that all four members of the committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations, including the listing standards of the Nasdaq Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The Company’s management has the primary responsibility for preparing the Company’s financial statements, managing the accounting and financial reporting processes, devising and maintaining the systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. Ernst & Young LLP, APA’s independent auditor, is responsible for the integrated audit of the consolidated financial statements and auditing the Company’s internal controls over financial reporting. The committee’s responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee held eight meetings during fiscal year 2022. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function, and the Company’s independent auditor. Meeting agendas are set based upon the Audit Committee charter and also include suggested topics from committee members and/or other relevant topics. At four of the eight Audit Committee meetings held during 2022, the committee met with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting.

The committee is responsible for oversight of the qualifications, performance, and independence of the Company’s independent auditor and annually determines whether to retain the Company’s current independent auditor. In doing so, the committee also considers whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor, which includes consideration of the advisability and potential impact of selecting a different independent auditor.

In its determination to retain the current independent auditor in 2022, the Audit Committee took into consideration a number of factors, including the historical and recent performance of the independent auditor and lead partner, its global capabilities, its knowledge of the Company’s operations and industry, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports, and independence. The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, in both fact and appearance.

The Audit Committee discussed with the Company’s internal auditors and the independent auditor the overall scope and plans for their respective audits. In addition, the Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the PCAOB, including PCAOB Auditing Standard No. 1301, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

The Audit Committee also reviewed and discussed together with management, the internal auditors, and the independent auditor the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including the clarity of disclosures in the financial statements, the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the internal and independent auditors’ audits of the Company’s internal controls over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, filed by the Company with the Securities and Exchange Commission.

Members of the Audit Committee

Chansoo Joung, Chair	Amy H. Nelson	Daniel W. Rabun	Peter A. Ragauss

2023 Proxy Statement	53

ADVISORY VOTE TO APPROVE NEO COMPENSATION (PROPOSAL NO. 12)

General Information

In accordance with the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), the Company is asking its shareholders to cast an advisory vote to approve the compensation of the Company’s NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This proposal, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.

Say-on-Pay

As described in detail in the section of this proxy statement titled Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate, and retain our executive officers (including our NEOs), who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the section of this proxy statement titled Compensation Discussion and Analysis, and the compensation tables that follow it, for additional details about our executive compensation programs. We also encourage you to review the section of this proxy statement titled Shareholder Engagement Program and Feedback for details about our year-round shareholder engagement program, which includes soliciting feedback on our compensation programs.

At each of the Company’s annual meetings since the 2011 annual meeting of shareholders, the Company’s shareholders have cast an advisory vote on the compensation of the Company’s NEOs, as disclosed in the proxy statement for such meeting, and the Board and the MD&C Committee have considered the results of these shareholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed.

At the 2017 annual meeting of shareholders, the Company’s shareholders determined, on an advisory basis, that the say-on-pay vote should be held on an annual basis. In accordance with this determination, we are asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our shareholders to vote FOR the following resolution:

RESOLVED, that the compensation paid to the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion, is hereby approved.

Effect of Your Vote

The say-on-pay vote is advisory and, therefore, not binding on the Company, the MD&C Committee, or our Board. Our Board and our MD&C Committee value the opinions of our shareholders, and to the extent there is a significant vote against the compensation paid to our NEOs, as disclosed in this proxy statement, we will consider our shareholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns.

The Board recommends that you vote “FOR” the approval of our NEOs’ compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

54	APA Corporation

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE NEO COMPENSATION (PROPOSAL NO. 13)

General Information

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, the Company is asking its shareholders to cast an advisory vote to approve the frequency of the advisory vote on NEO compensation. This proposal, commonly known as “say-on-frequency,” gives our shareholders the opportunity to indicate whether they would prefer that the advisory vote on NEO compensation be held once every one, two, or three years.

Board Determination and Recommendation

After careful consideration of this proposal, the Board has determined that an advisory vote on NEO compensation that occurs every year is the most appropriate alternative for the Company, and therefore, the Board recommends that you vote that the advisory vote on NEO compensation be held on an annual basis (every one year).

In formulating its recommendation, the Board considered that an annual advisory vote on NEO compensation has allowed and will continue to allow our shareholders to provide us with their direct input on our compensation philosophy, policies, and practices, as annually disclosed in the proxy statement. Additionally, an annual advisory vote on NEO compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation programs and practices. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.

Effect of Your Vote

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or you may abstain. The option that receives the highest number of votes cast by shareholders will pass. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote on NEO compensation more or less frequently than the option that receives the highest number of votes cast by shareholders.

The Board recommends that you vote for the frequency of “ONE YEAR” for future advisory votes to approve NEO compensation.

2023 Proxy Statement	55

APPROVAL OF THE CHARTER AMENDMENT (PROPOSAL NO. 14)

General Information

The Company’s certificate of incorporation (the Charter) currently includes an exculpation provision for directors in Article Seventeenth, as allowed under Section 102(b)(7) of the General Corporation Law of the State of Delaware (the DGCL). Section 102(b)(7) was recently amended to allow a certificate of incorporation to include an exculpation provision eliminating or limiting the personal liability of an officer to the corporation or its stockholders for monetary damages for breach of the officer’s duty of care, subject to limitations described below. The CRG&N Committee recommended to the Board an amendment to the Charter to provide such an exculpation for officers, and, based on this recommendation, the Board determined that it is in the best interests of the Company and our shareholders to amend the Charter to replace Article Seventeenth with the following (substantive changes as compared to the current Article Seventeenth are underlined):

SEVENTEENTH. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect to which such director or officer shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he or she (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. The foregoing does not eliminate or limit the liability of an officer in any action by or in the right of the Corporation. Neither the amendment nor repeal of this Article SEVENTEENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article SEVENTEENTH, shall eliminate or reduce the effect of this Article SEVENTEENTH, in respect to any matter occurring, or any cause of action, suit, or claim that, but for this Article SEVENTEENTH, would accrue or arise prior to such amendment, repeal, or adoption of an inconsistent provision.

A complete copy of the proposed amendment is attached to this proxy statement as Appendix A.

Reasons for the Charter Amendment

The Charter Amendment would expand the existing director exculpation provision in the Charter, as provided for under the DGCL, to also apply to officers. The Board strongly believes that the Company’s officers should be held to the highest standards when carrying out their duties to the Company and our shareholders. Nevertheless, the potential for officers to have personal liability for decisions made or actions taken on behalf of the Company, including for unintentional mistakes, could adversely impact the ability of our officers to make decisions that are most appropriate for the Company and thereby maintain these high standards.

Such concerns may also limit the pool of qualified individuals willing to serve as officers of the Company, especially as our peers and others with whom we compete for talent adopt similar exculpation provisions. Further, the potential for personal liability can increase the costs incurred by the Company to procure liability insurance for claims against our officers. By amending the current exculpation provision in the Company’s Charter to also provide exculpation for officers, these concerns and costs may be reduced.

Additionally, more closely aligning the exculpation of directors and officers will remove a discrepancy in the treatment of directors in breach of duty claims that is not currently afforded to our officers. Given the potential benefits anticipated to accrue to the Company, including the associated benefits to our shareholders, and the limited types of claims that would be exculpated, the Board views this as a rational limit on officer liability and recommends that shareholders approve the Charter Amendment.

Effect of the Charter Amendment

Under the DGCL, only the following categories of officers would be entitled to exculpation: (i) the chief executive officer, president, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

If implemented, this provision would exculpate such officers from liability for breach of the duty of care in any direct claim. This provision would not, however, exculpate such officers from liability for breaches of the duty of loyalty, acts or omissions not in good

56	APA Corporation

faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Additionally, this provision would not exculpate such officers from liability for claims brought by or in the right of the Company, such as derivative claims. Therefore, even if the Charter Amendment is adopted, our officers will remain liable to the Company for a breach of their fiduciary duties as provided for under the DGCL.

If the Charter Amendment is not approved at the annual meeting, our directors will continue to be exculpated from liability under the existing director exculpation provision in Article Seventeenth.

The Board recommends that you vote “FOR” the approval of the Charter Amendment.

2023 Proxy Statement	57

OTHER INFORMATION

Securities Ownership and Principal Holders

Beneficial Ownership by Directors and Named Executive Officers

The following table sets forth, as of February 28, 2023, the beneficial ownership of the Company’s common stock, par value $0.625 per share, of (i) each director or nominee for director of the Company, (ii) the principal executive officer, the principal financial officer, and the three other most highly compensated executive officers who served as officers of the Company during 2022, and (iii) all directors and executive officers of the Company as a group. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.

Name of Beneficial Owner	Options(1)	Restricted Stock Units(2)	Deferred Stock Units(3)	Retirement Plans(4)	Total Beneficial Ownership(5)	Percent of Class
Non-Employee Directors and Nominees
Annell R. Bay			68,750		68,750	*
Juliet S. Ellis			44,926		52,971	*
Charles W. Hooper			4,804		4,804	*
Chansoo Joung			69,400		134,685	*
H. Lamar McKay			14,460		14,460	*
Amy H. Nelson			69,230		71,730	*
Daniel W. Rabun			65,496		65,496	*
Peter A. Ragauss			67,093		67,093	*
David L. Stover			4,544		4,544	*
Named Executive Officers
John J. Christmann IV	358,597	398,471	62,569	138,749	1,506,955	*
Stephen J. Riney	111,732	177,447	—	94,682	536,522	*
P. Anthony Lannie	117,333	107,532	—	40,800	340,857	*
David A. Pursell	21,241	121,183	—	38,987	256,490	*
D. Clay Bretches	—	106,734	—	—	146,524	*
All directors, nominees, and executive officers as a group (including the above-named persons)	670,777	1,123,745	472,708	329,170	3,712,432	1.19%

*	Represents less than 1% of outstanding shares of the Company’s common stock.

(1)	Common stock issuable upon the exercise of outstanding employee stock options, which are exercisable within 60 days.

(2)	Unvested RSUs granted under the Company’s 2011 Omnibus Equity Compensation Plan and the 2016 Omnibus Compensation Plan.

(3)

For non-employee directors, these amounts represent common stock equivalents related to retainer fees deferred under the Company’s Directors’ Compensation Plan and/or the Company’s Outside Directors’ Deferral Program. For officers, these amounts represent common stock equivalents held through the Company’s Deferred Delivery Plan.

(4)	Common stock held by the trustee of Apache Corporation’s 401(k) Savings Plan and/or Non-Qualified Retirement/Savings Plan or the trustee of an individual retirement account.

(5)

All ownership is sole and direct unless otherwise noted. Inclusion of any common stock not owned directly shall not be construed as an admission of beneficial ownership. Fractional stock has been rounded to the nearest whole share.

58	APA Corporation

Ownership by 5% Owners

The following table sets forth the only persons known to the Company to be the owners of more than 5% of the outstanding shares of the Company’s common stock, par value $0.625 per share, as of December 31, 2022, based on the information available as of February 28, 2023, according to reports filed with the SEC:

Name and Address of Beneficial Owner	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	—	430,138	39,553,195	1,060,029	40,613,224	12.63
BlackRock, Inc.(2) 55 E. 52nd St. New York, NY 10055	24,395,943	—	26,452,031	—	26,452,031	8.20
State Street Corporation(3) State Street Financial Center One Lincoln St. Boston, MA 02111	—	21,053,516	—	22,210,316	22,229,663	6.91

(1)	Per Schedule 13G/A filed by The Vanguard Group, Inc. on February 9, 2023.

(2)	Per Schedule 13G/A filed by BlackRock, Inc. on February 3, 2023.

(3)	Per Schedule 13G/A filed by State Street Corporation on February 8, 2023.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2022, relating to the Company’s equity compensation plans, under which grants of stock options, RSUs, and other rights to acquire shares of APA common stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders(1)(3)	4,448,114	57.73(4)	10,112,398(5)
Equity compensation plans not approved by security holders(2)(3)	101,722	—	550,793
TOTAL	4,549,836	57.73(4)	10,663,191
(1)	Includes the Company’s 2011 Omnibus Equity Compensation Plan and 2016 Omnibus Compensation Plan.

(2)

Includes the Directors’ Compensation Plan and Deferred Delivery Plan. The Company’s Deferred Delivery Plan allows officers and certain key employees to defer income from RSUs granted under the 2007 Omnibus Equity Compensation Plan, the 2011 Omnibus Equity Compensation Plan, and the 2016 Omnibus Compensation Plan in the form of deferred units. Each deferred unit is equivalent to one share of APA common stock. Distributions from the plan are made, at the election of the participant, beginning five years from deferral or upon termination of employment.

(3)

See Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for the material features of the 2007 Omnibus Equity Compensation Plan, 2011 Omnibus Equity Compensation Plan, and 2016 Omnibus Compensation Plan.

(4)	Weighted-average exercise price of outstanding stock options, excluding RSUs, performance-based stock units, and deferred stock units.

(5)	Available for grant under the 2016 Omnibus Compensation Plan, as of December 31, 2022.

Who Can Vote

Only shareholders of record holding shares of APA common stock at the close of business on the record date, March 24, 2023, are entitled to receive notice of the annual meeting and to vote the shares of APA common stock they held on that date. The Company’s stock transfer books will not be closed. A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any APA shareholder at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

2023 Proxy Statement	59

As of February 28, 2023, there were 311,046,795 shares of APA common stock issued and outstanding. Holders of APA common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

How to Register for and Access the Virtual Meeting

Registration Website: www.proxydocs.com/APA

If you plan to attend the annual meeting virtually, you are required to register in advance at the registration website above. Once registered, you will receive an email, at the address provided during registration, prior to the start of the meeting, which will contain a unique link to access the virtual meeting. Further instructions and contact information for technical support will be provided in the email. You are encouraged to log into the website early to ensure they have adequate time to remedy any technical problems that may arise prior to the start of the meeting.

An audio recording of the webcast of the annual meeting will be available to the public on the Company’s website at www.apacorp.com as soon as practicable after completion of the meeting and will remain available for at least 30 days thereafter.

Shareholders of Record and Beneficial Owners

Each holder of record of the Company’s common stock as of the record date and each shareholder who holds shares through an intermediary, such as a bank, broker, or other nominee (in “street name”), as of the record date may virtually attend and vote at the annual meeting by registering in advance using the instructions above. Such shareholders will be required to provide their unique control number, which may be found on the proxy card, notice of internet availability of proxy materials, or, for beneficial owners, other materials provided by their intermediary.

Attending as a Guest

Shareholders without a valid control number or any other interested individuals may also attend the annual meeting virtually by registering in advance using the instructions above and following the instructions to register as a guest, but such individuals will not have the option to vote shares.

Asking Questions

Shareholders may submit questions in advance of the annual meeting by emailing AnnualMeeting@apacorp.com no later than 5:00 p.m. (Houston time) on May 19, 2023. Any questions that are inappropriate, not pertinent to the meeting, or otherwise fail to meet the rules of conduct for the meeting will be excluded. Any substantially similar questions will be grouped together to provide a single response. Pre-submitted questions meeting these requirements may be answered during the meeting as time permits.

How to Vote

Shareholders of Record

If you hold all or any portion of your shares of APA common stock in your own name (as a “shareholder of record”), then you may instruct the Company on how to vote such shares.

Internet	If You Requested to Receive Printed Proxy Materials
	Mobile Device	Telephone	Mail
Follow the instructions provided in the Notice of Internet Availability of Proxy Materials	Scan the QR code on the enclosed proxy card with your mobile device (specific directions are shown on the proxy card)	Call the toll-free telephone number listed on the enclosed proxy card (specific directions are included on the proxy card)	Mark, sign, date, and return the enclosed proxy card in the postage-paid envelope provided

60	APA Corporation

When using internet, mobile device, or telephone voting, the voting systems will verify that you are a shareholder through the use of a company number for APA and a unique control number for you. To vote at the annual meeting during the polling period, shareholders who registered with their unique control number will be provided instructions to cast their ballot online. Your vote is very important. Whether or not you plan to attend the annual meeting virtually, we encourage you to vote as soon as possible.

Beneficial Owners

If your shares of APA common stock are held by a broker, bank, or other nominee (in “street name”), then you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any of the “non-routine” matters described below. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.” To vote at the annual meeting during the polling period, shareholders who registered with their unique control number will be provided instructions on how to cast their ballot online during the meeting.

Proposal		Routine	Non-Routine
1-10	Election of the ten directors named in this proxy statement		✓
11	Ratification of appointment of EY as the Company’s independent auditor	✓
12	Advisory vote to approve NEO compensation		✓
13	Advisory vote on the frequency of the advisory vote to approve NEO compensation		✓
14	Approval of the Charter Amendment		✓

Default Proxy Votes

Whichever method you use to transmit your instructions, your shares of APA common stock will be voted as you direct. If you designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted at follows.

Proposal		Default Proxy Vote
1-10	Election of the ten directors named in this proxy statement	✓ FOR each nominee
11	Ratification of appointment of EY as the Company’s independent auditor	✓ FOR
12	Advisory vote to approve NEO compensation	✓ FOR
13	Advisory vote on the frequency of the advisory vote to approve NEO compensation	✓ ONE YEAR
14	Approval of the Charter Amendment	✓ FOR
	Any other business that properly comes before the meeting or any adjournment thereof	In accordance with the judgment of the persons voting the proxy

If you vote in advance using one of these methods, you may still virtually attend and vote at the annual meeting. See Revoking a Proxy below.

Voting 401(k) Savings Plan Shares

If you are an employee or former employee of the Company or its subsidiaries participating in the Apache Corporation 401(k) Savings Plan and have shares of APA common stock credited to your plan account as of the record date, you will receive printed proxy materials, including a proxy card, in respect of such shares. You have the right to direct the plan trustee regarding how to vote the shares credited to your plan account as of the record date. The trustee for the Apache Corporation 401(k) Savings Plan is Fidelity Management Trust Company.

The trustee will vote the shares in your plan account in accordance with your instructions. If you do not send instructions (in the manner described under How to Vote above) or if your proxy card is not received by May 18, 2023, then the shares credited to your account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions.

2023 Proxy Statement	61

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date by internet, mobile device, telephone, or mail (if applicable), by voting at the virtual meeting as described in this proxy statement, or by filing a written revocation with APA’s Corporate Secretary. Virtually attending the annual meeting alone will not automatically revoke your proxy.

Quorum

The presence at the annual meeting, virtually or by proxy, of the holders of a majority of the shares of APA common stock outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted.

Votes Needed

Proposal		Voting Standard	Effect of Abstentions and Broker Non-Votes

1–10	Election of the ten directors named in this proxy statement	Majority of votes cast	No Impact

11	Ratification of appointment of EY as the Company’s independent auditor	Majority of votes cast	No Impact

12	Advisory vote to approve NEO compensation	Majority of votes cast	No Impact

13	Advisory vote on the frequency of the advisory vote to approve NEO compensation	Majority of votes cast	No Impact

14	Approval of the Charter Amendment	Majority of shares outstanding	Treated as Against

	Any other business that may properly come before the meeting or any adjournment thereof	Majority of votes cast	No Impact

Additional Information

Who Counts the Votes

Representatives of EQ Shareowner Services will tabulate the votes and act as inspectors of the election.

62	APA Corporation

Future Shareholder Proposals and Director Nominations

Shareholders are entitled to submit director nominations or proposals on matters appropriate for shareholder action at next year’s annual meeting consistent with the regulations of the SEC and the Company’s bylaws. Notices for any of the following should be mailed to the attention of the Company’s Corporate Secretary at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 and must be received by the deadline specified below.

Item	Description	Deadline for Receipt	What to Include
Proposals in Next Year’s Proxy Statement	SEC Rule 14a-8 permits a shareholder to submit a proposal (other than director nominations) for inclusion in our proxy statement for next year’s annual meeting, if the shareholder and the proposal comply with SEC Rule 14a-8	On or before December 13, 2023	Information required by SEC Rule 14a-8
Director Nominations in Next Year’s Proxy Statement (Proxy Access)	Our bylaws(1) permit a shareholder or a group of shareholders (up to 20) who have owned an aggregate of at least 3% of APA’s outstanding common stock continuously for at least 3 years the ability to submit director nominations (up to 25% of the Board) for inclusion in our proxy statement for next year’s annual meeting, if the shareholder(s) and the nominee(s) comply with Article IV, Section 14 of our bylaws	No earlier than the close of business on November 13, 2023, and no later than the close of business on December 13, 2023	Information required by Article IV, Section 14 of our bylaws
Director Nominations on Next Year’s Proxy Card (Universal Proxy)	SEC Rule 14a-19 permits shareholder(s) who intend to solicit proxies in support of director nominees, other than the Company’s nominees, to include their director nominations on the Company’s proxy card for next year’s annual meeting, if the shareholder(s) comply with SEC Rule 14a-19	No earlier than the close of business on November 13, 2023, and no later than the close of business on December 13, 2023	Information required by SEC Rule 14a-19
Other Proposals or Nominees for Presentation at Next Year’s Meeting(2)	Our bylaws also provide that any shareholder proposal, including any director nomination, that is not submitted for inclusion in next year’s proxy statement (as described above), may instead be presented directly at next year’s annual meeting, if the submitting shareholder complies with Article IV, Section 13 (for director nominations) or Article IV, Section 12 (for other proposals) of our bylaws	No earlier than the close of business on December 25, 2023, and no later than the close of business on January 24, 2024	Information required by Article IV, Section 13 or Article IV, Section 12 of our bylaws, as applicable
(1)

Our bylaws are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2023, or a printed copy of our bylaws is available free of charge by writing to the Company’s Corporate Secretary at the address above.

(2)

If any shareholder proposal, including any director nomination, is properly presented directly at next year’s annual meeting, proxies will be voted on such proposals in accordance with the judgment of the management representatives who shall have been granted the authority to vote such proxies; provided, however, that with respect to any director nominee included on the Company’s proxy card pursuant to the Universal Proxy rules, proxies will be voted in accordance with the shareholder’s voting instruction, if any.

Accessing Our Annual Report and Other SEC Filings

The Company’s Annual Report on Form 10-K and our other reports filed with the SEC are available on our website, www.apacorp.com, and on the SEC’s website, www.sec.gov.

Reducing the Environmental Impact of Our Proxy Materials

Electronic Delivery of Our Materials

You can request to receive our proxy materials electronically rather than receiving printed copies. Electronic delivery of these materials helps reduce the environmental impact associated with printing and mailing them. You can sign up for electronic delivery by indicating that you agree to receive or access proxy materials electronically when casting your vote using the instructions provided on your proxy card. If your shares are held in “street name,” then you may contact your broker, bank, or other nominee holding your shares for information on how to receive our proxy materials electronically. Doing so will help us make progress on our sustainability initiatives.

2023 Proxy Statement	63

Shareholders with the Same Last Name and Address

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple APA shareholders who reside at the same address may receive a single set of proxy materials, unless one or more of the shareholders has provided contrary instructions. This procedure saves natural resources and reduces printing costs and postage fees. We encourage you to utilize this householding delivery procedure if you choose to receive printed materials.

If, however, you would like to opt out of householding for future mailings (or opt in to householding, if you previously opted out), you may notify the applicable contacts below.

If Your Shares Are Held in “Street Name”			If You Are a Shareholder of Record (Not in a Brokerage)
Broadridge Householding Department 51 Mercedes Way Edgewood, New York 11717 1-800-542-1061	or	contact your broker, bank, or other nominee	EQ Shareowner Services Attn: Householding/APA Corporation P.O. Box 64854 St. Paul, Minnesota 55164-0854

If you received only a single set of proxy materials as a result of the householding delivery procedure and would like a separate copy of the materials, you may contact the Company’s Corporate Secretary by phone at 713-296-6000 or by mail at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, and the Company will undertake to deliver promptly such separate copy.

Solicitation of Proxies

Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone, or other electronic means by directors, officers, and regular employees of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses. The Company has retained Georgeson LLC to assist in soliciting proxies from brokers, bank nominees, and other institutional holders for a fee not to exceed $16,500 plus expenses. All costs of the solicitation will be borne by the Company.

By order of the Board of Directors

APA CORPORATION

Rajesh Sharma

Corporate Secretary

64	APA Corporation

APPENDIX A – CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

If the Charter Amendment proposal is approved, the Company will be authorized to file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation substantially in the form of the following:

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF APA CORPORATION

APA Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the following amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware, including approval by a majority of shareholders at a meeting held on May 23, 2023.

SECOND: That the Amended and Restated Certificate of Incorporation of the corporation is hereby amended by amending and restating Article SEVENTEENTH in its entirety as follows:

SEVENTEENTH. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect to which such director or officer shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he or she (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. The foregoing does not eliminate or limit the liability of an officer in any action by or in the right of the Corporation. Neither the amendment nor repeal of this Article SEVENTEENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article SEVENTEENTH, shall eliminate or reduce the effect of this Article SEVENTEENTH, in respect to any matter occurring, or any cause of action, suit, or claim that, but for this Article SEVENTEENTH, would accrue or arise prior to such amendment, repeal, or adoption of an inconsistent provision.

THIRD: This amendment shall become effective upon filing.

IN WITNESS WHEREOF, APA Corporation has caused this certificate to be signed by                 , its                 , and attested by                  , its                 , this      day of                 , 2023.

APA CORPORATION

By:

ATTEST:

By:

2023 Proxy Statement	65

APA
Corporation

2000 Post Oak Blvd., Ste. 100
Houston, Texas 77056-4400
713-296-6000
**apacorp.com**

FSC
www.fsc.org
MIX
Paper from
responsible sources
FSC® C132107

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐	TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

[QR CODE]

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS

BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Proposals 1 through 12 and Proposal 14 and a Vote of “1 YEAR” for Proposal 13.

Election of Directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.	Annell R. Bay	☐	☐	☐	6.	H. Lamar McKay	☐	☐	☐

2.	John J. Christmann IV	☐	☐	☐	7.	Amy H. Nelson	☐	☐	☐

Please fold here – Do not separate

3.	Juliet S. Ellis	☐	☐	☐	8.	Daniel W. Rabun	☐	☐	☐

4.	Charles W. Hooper	☐	☐	☐	9.	Peter A. Ragauss	☐	☐	☐

5.	Chansoo Joung	☐	☐	☐	10.	David L. Stover	☐	☐	☐

11.	Ratification of Ernst & Young LLP as APA’s Independent Auditors			☐	For	☐	Against	☐	Abstain

12.	Advisory Vote to Approve Compensation of APA’s Named Executive Officers			☐	For	☐	Against	☐	Abstain

13.	Advisory Vote on the Frequency of the Advisory Vote to Approve Compensation of APA’s Named Executive Officers	☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

14.	Approval of an amendment to APA’s Amended and Restated Certificate of Incorporation to provide for the exculpation of officers			☐	For	☐	Against	☐	Abstain

15.	The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 THROUGH 12 AND PROPOSAL 14 AND A VOTE OF 1 YEAR FOR PROPOSAL 13.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

APA CORPORATION

VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 23, 2023

10:00 a.m. Central Time

To register for the virtual meeting, please follow the instructions below:

•	Visit www.proxydocs.com/APA on your smartphone, tablet or computer.

•	As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•

After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for this Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at

www.proxydocs.com/APA

proxy

APA CORPORATION – 2023 PROXY

This proxy is solicited on behalf of the board of directors

for use at the Annual Meeting on May 23, 2023

By signing this proxy, you revoke all prior proxies and appoint John J. Christmann IV, Stephen J. Riney, and P. Anthony Lannie as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of shareholders to be held May 23, 2023, or any adjournment thereof, and to vote all the shares of common stock of APA Corporation held of record by the undersigned on March 24, 2023.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 12 AND PROPOSAL 14 AND VOTED FOR “1 YEAR” FOR PROPOSAL 13.

For participants in the Apache Corporation 401(k) Savings Plan, if this proxy is properly executed, then the shares credited to your account will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received by May 18, 2023, then the shares credited to your account will be voted in proportion to directions received by Fidelity Management Trust Company, the trustee for the Apache Corporation 401(k) Savings Plan.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/apa	PHONE 1-866-883-3382	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 22, 2023.
Use the Internet to vote your proxy. Scan code on front for mobile voting.	Use a touch-tone telephone to vote your proxy.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.